                  AMENDED AND RESTATED CONTRIBUTION AGREEMENT,
                      PLAN OF MERGER AND PURCHASE AGREEMENT

                                      AMONG

                            SUIZA FOODS CORPORATION,

                           SUIZA SOCAL HOLDINGS, INC.,

                            SUIZA GTL HOLDINGS, INC.,

                               LOS HOLDINGS, INC.,

                     SUIZA FLUID DAIRY GROUP HOLDINGS, INC.,

                          SUIZA MANAGEMENT CORPORATION,

                        SUIZA FLUID DAIRY GROUP GP, LLC,

                     THE SUIZA COMPANIES IDENTIFIED HEREIN,

                                 SUIZA GTL, LLC,

                                SUIZA SOCAL, LLC,

                              ROBINSON DAIRY, INC.,

                         DAIRY FARMERS OF AMERICA, INC.,

                             DFA INVESTMENT COMPANY,

                           SOUTHERN FOODS GROUP, L.P.,

                    SFG MANAGEMENT LIMITED LIABILITY COMPANY,

                            SFG CAPITAL CORPORATION,

                         SUIZA FLUID DAIRY GROUP, L.P.,

                                  PETE SCHENKEL

                       AND, FOR CERTAIN LIMITED PURPOSES,

                             MID-AM CAPITAL, L.L.C.,

                          DATED AS OF NOVEMBER 12, 1999

                  AMENDED AND RESTATED CONTRIBUTION AGREEMENT,
                      PLAN OF MERGER AND PURCHASE AGREEMENT

                                TABLE OF CONTENTS


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SECTION 1         DEFINITIONS.....................................................................................2

SECTION 2         PURCHASES, CONTRIBUTIONS AND MERGERS...........................................................13

         2.1      Purchase of SFG Common Interests from Schenkel.................................................13
         2.2      Purchase of SFG Management Member Interests from Schenkel......................................13
         2.3      Contributions by DFA...........................................................................13
         2.4      Contributions by Mid-Am........................................................................13
         2.5      Contributions by the Suiza Parents and Suiza Management........................................14
         2.6      Distributions..................................................................................15
         2.7      Closing........................................................................................16
         2.8      Closing Obligations............................................................................16

SECTION 3         REPRESENTATIONS AND WARRANTIES OF DFA AND SCHENKEL.............................................18

         3.1      Organization and Good Standing.................................................................18
         3.2      Authority; No Conflict; Consents...............................................................19
         3.3      Capitalization.................................................................................21
         3.4      Financial Statements...........................................................................22
         3.5      Books and Records..............................................................................23
         3.6      Title to Properties; Encumbrances..............................................................23
         3.7      No Undisclosed Liabilities.....................................................................24
         3.8      Taxes..........................................................................................24
         3.9      No Material Adverse Change.....................................................................25
         3.10     Employee Benefits..............................................................................25
         3.11     Compliance with Legal Requirements; Governmental Authorizations................................26
         3.12     Legal Proceedings; Orders......................................................................28
         3.13     Absence of Certain Changes and Events..........................................................29
         3.14     Contracts; No Defaults.........................................................................30
         3.15     Insurance......................................................................................31

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         3.16     Environmental Matters..........................................................................32
         3.17     Labor Relations; Compliance....................................................................32
         3.18     Intellectual Property..........................................................................33
         3.19     Year 2000 Compliance...........................................................................33
         3.20     Brokers or Finders.............................................................................34
         3.21     Competing Interests............................................................................34
         3.22     Investment Intent..............................................................................35
         3.23     No Misrepresentations..........................................................................35

SECTION 4         REPRESENTATIONS AND WARRANTIES OF SUIZA FOODS..................................................35

         4.1      Organization and Good Standing.................................................................35
         4.2      Authority; No Conflict; Consents...............................................................35
         4.3      Capitalization.................................................................................36
         4.4      Financial Statements...........................................................................37
         4.5      Books and Records..............................................................................37
         4.6      Title to Properties; Encumbrances..............................................................38
         4.7      No Undisclosed Liabilities.....................................................................39
         4.8      Taxes..........................................................................................39
         4.9      No Material Adverse Change.....................................................................40
         4.10     Employee Benefits..............................................................................40
         4.11     Compliance with Legal Requirements; Governmental Authorizations................................41
         4.12     Legal Proceedings; Orders......................................................................43
         4.13     Absence of Certain Changes and Events..........................................................43
         4.14     Contracts; No Defaults.........................................................................44
         4.15     Insurance......................................................................................46
         4.16     Environmental Matters..........................................................................47
         4.17     Labor Relations; Compliance....................................................................47
         4.18     Intellectual Property..........................................................................48
         4.19     Year 2000 Compliance...........................................................................48
         4.20     Brokers or Finders.............................................................................49
         4.21     Competing Interests............................................................................49
         4.22     Investment Intent..............................................................................49
         4.23     No Misrepresentations..........................................................................49

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                                       ii


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SECTION 5         COVENANTS OF DFA PARTIES AND SCHENKEL PRIOR TO CLOSING DATE....................................49

         5.1      Access and Investigation.......................................................................49
         5.2      Operation of the Business of the DFA Companies.................................................49
         5.3      Negative Covenant..............................................................................50
         5.4      Notification...................................................................................50
         5.5      Distributions and Certain Other Restricted Payments............................................50
         5.6      Discharge of Indebtedness......................................................................50
         5.7      No Negotiation.................................................................................51
         5.8      Reasonable Efforts.............................................................................51
         5.9      Assistance with Permits and Filings............................................................51
         5.10     Confidentiality................................................................................51
         5.11     License Agreement..............................................................................51
         5.12     Termination of Certain Employee Benefits.......................................................51
         5.13     Satisfaction of Certain Change of Control Obligations..........................................52
         5.14     Agreement on Asset Values......................................................................52

SECTION 6         COVENANTS OF SUIZA PARTIES PRIOR TO CLOSING DATE...............................................52

         6.1      Access and Investigation.......................................................................52
         6.2      Operation of the Business of the Suiza Companies...............................................52
         6.3      Negative Covenant..............................................................................52
         6.4      Notification...................................................................................53
         6.5      Distributions and Certain Other Restricted Payments............................................53
         6.6      Discharge of Indebtedness......................................................................53
         6.7      No Negotiation.................................................................................53
         6.8      Reasonable Efforts.............................................................................54
         6.9      Assistance with Permits and Filings............................................................54
         6.10     Confidentiality................................................................................54
         6.11     License Agreement..............................................................................54
         6.12     Agreement on Asset Values......................................................................54

SECTION 7         CONDITIONS PRECEDENT TO SUIZA'S OBLIGATION TO CLOSE............................................54

         7.1      Accuracy of Representations....................................................................55
         7.2      DFA's or Schenkel's Performance................................................................55


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                                     iii


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         7.3      Absence of Material Adverse Effects............................................................55
         7.4      Consents.......................................................................................55
         7.5      No Proceedings.................................................................................55
         7.6      Discharge of Indebtedness......................................................................55
         7.7      No Prohibition.................................................................................55
         7.8      Certificates...................................................................................55
         7.9      Legal Opinion..................................................................................56

SECTION 8         CONDITIONS PRECEDENT TO DFA'S OBLIGATION TO CLOSE..............................................56

         8.1      Accuracy of Representations....................................................................56
         8.2      Suiza's Performance............................................................................56
         8.3      Absence of Material Adverse Effects............................................................56
         8.4      Consents.......................................................................................56
         8.5      No Proceedings.................................................................................56
         8.6      Discharge of Indebtedness......................................................................56
         8.7      No Prohibition.................................................................................57
         8.8      Certificates...................................................................................57
         8.9      Legal Opinion..................................................................................57

SECTION 9 CONDITIONS PRECEDENT TO SCHENKEL'S OBLIGATION TO CLOSE.................................................57


SECTION 10        TERMINATION....................................................................................58

         10.1     Termination Events.............................................................................58
         10.2     Effect of Termination..........................................................................58

SECTION 11        INDEMNIFICATION; REMEDIES......................................................................59

         11.1     Representations; Survival......................................................................59
         11.2     Indemnification and Payment of Damages by DFA and Schenkel.....................................59
         11.3     Indemnification and Payment of Damages by DFA..................................................60
         11.4     Indemnification and Payment of Damages by Schenkel.............................................60
         11.5     Indemnification and Payment of Damages by Suiza Parents........................................61
         11.6     Indemnification and Payment of Damages by Venture..............................................61
         11.7     Limitations on Amount..........................................................................62
         11.8     Procedure for Indemnification - Third Party Claims.............................................62
         11.9     Procedure for Indemnification - Other Claims...................................................63


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                                       iv



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         11.10    Mitigation.....................................................................................63
         11.11    Exclusive Remedy...............................................................................64

SECTION 12        POST CLOSING COVENANTS.........................................................................64

         12.1     Nondisclosure..................................................................................64
         12.2     Records Retention..............................................................................64
         12.3     SFG Subordinated Notes.........................................................................65
         12.4     Purchase Allocation............................................................................65
         12.5     Final SFG Tax Returns..........................................................................65

SECTION 13        INTERIM ACQUISITIONS...........................................................................65

         13.1     Interim Acquisitions...........................................................................65
         13.2     DFA Venture Interests..........................................................................65
         13.3     Supplements and Amendments.....................................................................66

SECTION 14        GENERAL PROVISIONS.............................................................................66

         14.1     Suiza GTL and Suiza SoCal......................................................................66
         14.2     Expenses.......................................................................................66
         14.3     Public Announcements...........................................................................66
         14.4     Notices........................................................................................67
         14.5     Attorney's Fees and Costs......................................................................67
         14.6     Further Assurances.............................................................................67
         14.7     Waiver.........................................................................................68
         14.8     Entire Agreement and Modification..............................................................68
         14.9     Assignments, Successors and No Third Party Rights..............................................68
         14.10    Severability...................................................................................68
         14.11    Section Headings, Construction.................................................................68
         14.12    Time of Essence................................................................................69
         14.13    Governing Law..................................................................................69
         14.14    Counterparts...................................................................................69

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                                       v

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
EXHIBITS

Exhibit A                  Limited Partnership Agreement (Venture)
Exhibit B                  Form of Assignment of Interests
Exhibit C                  Assignment and Assumption Agreement
Exhibit D                  Registration Rights Agreement (Venture Interests)
Exhibit E                  Registration Rights Agreement (Suiza Foods Common Stock)
Exhibit F                  DFA's and Schenkel's Closing Certificate
Exhibit G                  Form of Secretary's Certificate for DFA Parties
Exhibit H                  Suiza Foods' Closing Certificate
Exhibit I                  Form of Secretary's Certificate for Suiza Parties

SCHEDULES

Schedule 2.1...............Purchase Price for SFG Common Interests
Schedule 2.2...............Purchase Price for SFG Management Member Interests
Schedule 2.6...............Distributions
Schedule 13.2..............Contribution/Adjustment for Additional Dairy Operations

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                                       vi

                  AMENDED AND RESTATED CONTRIBUTION AGREEMENT,
                      PLAN OF MERGER AND PURCHASE AGREEMENT


         This Amended and Restated Contribution Agreement, Plan of Merger and Purchase Agreement ("AGREEMENT") is made as of November 12, 1999, by and among Suiza Foods Corporation, a Delaware corporation ("SUIZA FOODS"), Suiza SoCal Holdings, Inc., a Nevada corporation ("SUIZA SOCAL HOLDINGS"), Suiza GTL Holdings, Inc., a Delaware corporation ("SUIZA GTL HOLDINGS"), LOS Holdings, Inc., a Delaware corporation ("LOS HOLDINGS"), Suiza Fluid Dairy Group Holdings, Inc., a Nevada corporation ("SUIZA SUB" and, together with Suiza SoCal Holdings, Suiza GTL Holdings, LOS Holdings and Suiza Foods, the "SUIZA PARENTS"), Suiza Management Corporation, a Delaware corporation ("SUIZA MANAGEMENT"), Suiza Fluid Dairy Group GP, LLC, a Delaware limited liability company ("VENTURE GP"), the Suiza Companies identified below, Suiza GTL, LLC, a Delaware limited liability company ("SUIZA GTL"), Suiza SoCal, LLC, a Delaware limited liability company ("SUIZA SOCAL"), Robinson Dairy, Inc., a Colorado corporation ("ROBINSON DAIRY"), Dairy Farmers of America, Inc., a Kansas cooperative marketing association ("DFA"), DFA Investment Company, a Kansas cooperative marketing association ("DFA INVESTMENT"), Southern Foods Group, L.P., a Delaware limited partnership ("SFG"), SFG Management Limited Liability Company, a Delaware limited liability company and the sole general partner of SFG ("SFG MANAGEMENT"), SFG Capital Corporation, a Delaware corporation and wholly-owned subsidiary of SFG ("SFG CAPITAL"), Suiza Fluid Dairy Group, L.P., a Delaware limited partnership ("VENTURE"), Pete Schenkel ("SCHENKEL"), and, for the limited purposes indicated on the signature pages hereto, Mid-Am Capital, L.L.C., a Delaware limited liability company ("MID-AM" and, together with DFA and DFA Investment, the "DFA PARENTS").

                                    RECITALS

A. The parties hereto, other than Venture GP, have previously entered into that certain Contribution Agreement, Plan of Merger and Purchase Agreement dated September 20, 1999 (the "PRIOR AGREEMENT").

B. The parties hereto desire to amend and restate the Prior Agreement to, among other things, provide that Venture GP will be the sole general partner of the Venture.

C. The Suiza Parents own, directly or indirectly, all of the outstanding equity interests in each of the Suiza Companies (except Land-O-Sun Dairies, LLC) and Robinson Dairy, 75% of the outstanding common member interests and $120 million aggregate stated amount of preferred member interests in Suiza GTL, 75% of the outstanding common member interests and $95 million aggregate stated amount of preferred member interests in Suiza SoCal, and, together with DFA Investment, all of the outstanding equity interests in Land-O-Sun Dairies, LLC. The DFA Parents own, directly or indirectly, all of the outstanding limited partner interests in Venture, 25% of the outstanding common member interests and $40 million aggregate stated amount of preferred member interests in Suiza GTL, 25% of the outstanding common member interests and $21 million aggregate stated amount of preferred member interests in Suiza SoCal, and $20 million stated amount of preferred interests in Land-O-Sun Dairies, LLC. DFA is the sole limited partner of Venture, and Suiza Management is the sole general partner of Venture.

Suiza Management owns all of the outstanding equity interests in Venture GP. The DFA Parents and Schenkel own, directly or indirectly, all of the outstanding equity interests in SFG, SFG Management and SFG Capital. Pursuant to this Agreement, (i) Venture will purchase from Schenkel the entire equity interests in SFG held by Schenkel for the cash consideration set forth herein; (ii) Suiza Management will purchase from Schenkel all of the member interests in SFG Management owned by Schenkel for the cash consideration set forth herein; (iii) DFA will contribute its member interest in SFG Management to Venture; (iv) the DFA Parents will contribute, or cause the contribution of, their equity interests in SFG, their membership interests in Suiza GTL and in Suiza SoCal, the SFG Subordinated Notes held by them, and their preferred interests in Land-O-Sun Dairies, LLC to Venture in exchange for common and preferred limited partner interests in Venture; (v) the Suiza Parents will contribute or merge the Suiza Companies and Robinson Dairy into, and shall contribute their membership interests in Suiza GTL and Suiza SoCal to, Venture in exchange for common and preferred limited partner interests in Venture; (vi) Suiza Management will contribute 90% of the member interests in SFG Management purchased from Schenkel to Venture in respect of its .1% general partner interest in Venture; (vii) Suiza Management will contribute its .1% general partner interest in Venture to Venture GP; and (viii) DFA will make an additional cash contribution to, or Suiza Foods will receive an additional cash distribution from, a loan from, or additional preferred interests in, Venture in respect of certain additional fluid dairy operations to be contributed by the Suiza Parents as contemplated herein, including, without limitation, the operations of Robinson Dairy. As a result of such purchases, contributions, and mergers, but without giving effect to any Additional Dairy Operations contributed by the Suiza Parents to Venture, Suiza Sub will own a 66.1% common limited partner interest and $176.272 million stated amount of preferred partner interests in Venture, Venture GP will own a
 .1% general partner interest in Venture, DFA will own a 33.8% common limited partner interest in Venture and Mid-Am will own $90 million stated amount of preferred partner interests in Venture.

         The parties, intending to be legally bound, agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "ADDITIONAL DAIRY OPERATIONS" - the additional fluid dairy operations that may be acquired by the Suiza Parents and contributed to Venture, as contemplated by Section 13. For purposes of this Agreement, Robinson Dairy shall be deemed to be an Additional Dairy Operation.

         "AFFILIATE" - any director or executive officer (or person performing similar functions) of a DFA Company or a Suiza Company (as applicable) and any executive officer of any Person that controls a DFA Company or a Suiza Company (as applicable).

         "CLOSING" - as defined in Section 2.7.

         "CLOSING DATE" - the date and time as of which the Closing actually takes place.

         "CONFIDENTIAL INFORMATION" - as defined in Section 12.1.

         "CONSENT" - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS" - all of the transactions contemplated by this Agreement, including the Contributions, Mergers and the Purchases.

         "CONTRACT" - any agreement, contract, obligation, promise, or undertaking that is legally binding.

         "CONTRIBUTIONS" - (a) the contribution by DFA (or DFA Investment, as applicable) of SFG Management Member Interests, SFG Common Interests, SFG Preferred Interests, Suiza GTL Common Interests, Suiza SoCal Common Interests and LOS Preferred Interests, pursuant to Section 2.3; (b) the contribution by Mid-Am of the SFG Preferred Interests, SFG Subordinated Notes, Suiza GTL Preferred Interests and Suiza SoCal Preferred Interests to Venture, pursuant to
Section 2.4; (c) the contribution by the Suiza Parents of Suiza GTL Common Interests, Suiza GTL Preferred Interests, Suiza SoCal Common Interests and Suiza SoCal Preferred Interests to Venture, pursuant to Section 2.5; (d) the assignment by Suiza Foods of certain assets and liabilities to Venture, pursuant to Section 2.5; (e) the contribution by Suiza Management of 90% of the SFG Management Member Interests owned by Suiza Management to Venture, pursuant to
Section 2.5; and (f) the contribution by Suiza Management of its .1% general partner interest in Venture to Venture GP pursuant to Section 2.5.

         "DAMAGES" - as defined in Section 11.2.

         "DEFINED BENEFIT PLAN" - with the meaning of ERISA Section 3(35).

         "DFA" - Dairy Farmers of America, Inc., a Kansas cooperative marketing association.

         "DFA BONUS PLAN" - any plan, scheme or arrangement, written or otherwise, pursuant to which any DFA Company may be required to make a payment or other transfer to any of its Affiliates, employees, or independent contractors of cash or property the amount or value of which is in any way contingent on the objectively or subjectively determined attainment of any individual or group performance goals.

         "DFA COMPANIES" - SFG, SFG Management and SFG Capital.

         "DFA CONTROLLED GROUP PLANS" - as defined in Section 3.10(b)(ix).

         "DFA ERISA PLAN" - any DFA Pension Plan or DFA Welfare Plan.

         "DFA FACILITIES" - any real property, leaseholds, or other interests in real property owned or operated by any DFA Company and any buildings, plants, structures, or fixtures owned or operated by any DFA Company.

         "DFA FINANCIAL STATEMENTS" - as defined in Section 3.4.

         "DFA FRINGE BENEFIT PLAN" - any plan, scheme, or arrangement currently maintained by any DFA Company for the provision of "fringe benefits" to current or former employees within the meaning of IRC Sections 61(a) or 132(a).

         "DFA INTELLECTUAL PROPERTY ASSETS" - as defined in Section 3.18(a).

         "DFA INVESTMENT" - DFA Investment Company, a Kansas cooperative marketing association.

         "DFA MARKS" - as defined in Section 3.18(a)(i).

         "DFA MATERIAL ADVERSE EFFECT" - any material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operation of the DFA Companies, taken as a whole, other than any effects arising out of or resulting from (a) changes affecting the economy or financial conditions generally or the dairy industry generally, (b) any DFA Material Customer notifying any DFA Company or any DFA Parent after the date of this Agreement that such DFA Material Customer intends to terminate or materially alter its relationship with any DFA Company (including as a result of or relating to a transaction involving a DFA Material Customer that occurs or is announced prior to Closing) other than as a result of a dispute with, or that arises out of the actions or activities of, any such DFA Company, or (c) any transaction that is announced after the date of this Agreement, or that occurs after the date of this Agreement (but was not announced prior to the date of this Agreement) involving any DFA Material Customer which results or could result in such DFA Material Customer terminating or materially altering its relationship with any DFA Company, other than a transaction in which any DFA Parent or DFA Company is a party and other than any such termination or alteration that arises as a result of a dispute with, or out of the actions or activities of, any such DFA Company.

         "DFA MATERIAL CUSTOMERS" - as defined in Section 3.14(c).

         "DFA PARENTS" - DFA, DFA Investment and Mid-Am.

         "DFA PAYROLL POLICY" - any policy of making payments or other awards to employees of any DFA Company other than a DFA Bonus Plan, a DFA Fringe Benefit Plan, a DFA Pension Plan, a DFA Stock Plan, or a DFA Welfare Plan. DFA Payroll Policies include, but are not limited to, paid sick days, vacation days, and personal time off.

         "DFA PENSION PLAN" - any Pension Plan maintained by any DFA Company or to which any DFA Company is required to contribute for any current or former employee.

         "DFA PERMITTED OBLIGATIONS" - as defined in Section 5.6.

         "DFA PLAN" - each DFA Bonus Plan, DFA ERISA Plan, DFA Fringe Benefit Plan, DFA Payroll Policy, DFA Pension Plan, DFA Stock Plan and DFA Welfare Plan.

         "DFA STOCK PLAN" - any compensatory interest, option, restricted interest, interest appreciation right, phantom interest, or similar plan, program, or arrangement maintained by any DFA Company for the current, deferred, or contingent compensation of any of its employees, Affiliates or independent contractors with an interest in or other equity security of any DFA Company, a discount on the purchase price of any interest in or other equity security of any DFA Company, or a payment or other transfer of cash or property the amount or value of which is in any way contingent on any change in value of any interest in or other equity security of any DFA Company.

         "DFA TRADE SECRETS" - as defined in Section 3.18(a)(ii).

         "DFA WELFARE PLAN" - any Welfare Plan (as defined in Section 3(1) of ERISA) maintained by any DFA Company or to which any DFA Company is required to contribute for any current or former employees.

         "DFA'S ADVISORS" - as defined in Section 6.1.

         "DFA'S KNOWLEDGE" - DFA will be deemed to have "Knowledge" of a particular fact or other matter for purposes of any representation or warranty if any individual who is serving as an executive officer of DFA or any DFA Company (or in any similar capacity), including, without limitation, Schenkel, has actual knowledge of or should have known of such fact or other matter on the date such representation or warranty is made or deemed to be made.

         "DISCLOSURE LETTER" - the disclosure letter executed by DFA and Schenkel and Suiza Foods, as applicable, concurrently with the execution and delivery of this Agreement.

         "DOL" - the United States Department of Labor.

         "EFFECTIVE TIME" - the date and time at which a certificate of merger with respect to a Merger is filed with the Secretary of State of Delaware pursuant to Section 2.8 or, if different, the effective time for such Merger set forth in the applicable certificate of merger.

         "EMPLOYEE BENEFIT PLAN" - as defined in ERISA.

         "ENCUMBRANCE" - any lien, mortgage, easement, servitude, right of way, charge, pledge, security interest, or other encumbrance.

         "ENVIRONMENT" - soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life, and any other environmental medium.

         "ENVIRONMENTAL LAW" - any Legal Requirement that relates to the Environment.

         "ERISA" - the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "ERISA AFFILIATE" - each corporation, partnership or other trade or business, whether or not incorporated, which is or has been treated as a single employer or a controlled group member with a Person pursuant to IRC Section 414 or Section 4001 of ERISA.

         "GOVERNMENTAL AUTHORIZATION" - any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY" - any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature; or

                  (d) other body exercising any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power.

         "HAZARDOUS ACTIVITY" - the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, or use of Hazardous Materials from the DFA Facilities or the Suiza Facilities, as applicable, into the Environment that is not in compliance with Environmental Law.

         "HAZARDOUS MATERIALS" - any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law.

         "INDEMNIFIED PERSON" - any Person that is entitled to indemnification under Section 11.

         "INTERIM DFA BALANCE SHEET" - the most recent consolidated balance sheet for the DFA Companies (excluding SFG Management) included within the DFA Financial Statements.

         "INTERIM SUIZA BALANCE SHEET" - as defined in Section 4.4.

         "IRC" - the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "LEGAL REQUIREMENT" - any administrative order, constitution, law, ordinance, principle of common law, regulation, rule or statute of any Governmental Body, including without limitation all federal, state and local laws related to Taxes, ERISA, Hazardous Materials and the Environment, zoning and land use, occupational safety and health, product quality and safety, employment and labor matters.

         "LOS COMMON INTERESTS" - the outstanding common member interests in Land-O-Sun Dairies, which, prior to the completion of the Contemplated Transactions, are owned 100% by LOS Holdings.

         "LOS HOLDINGS" - LOS Holdings, Inc., a Delaware corporation.

         "LOS PREFERRED INTERESTS" - the outstanding preferred member interests in Land-O-Sun Dairies, LLC, of which, prior to the completion of the Contemplated Transactions, LOS Holdings owns $91,000,000 aggregate stated amount and DFA Investment owns $20,000,000 aggregate stated amount.

         "LOS TIPES" - the 2,000,000 units of 5% Trust Convertible Preferred Securities (liquidation amount $50 per trust Convertible Preferred Security) issued by Suiza Capital Trust and held by DFA Investment.

         "MERGERS" - the mergers of the Suiza Companies (including any Additional Dairy Operation) into Venture, or the applicable limited liability company subsidiary of Venture, at the Closing pursuant to Section 2.5 and the other provisions of this Agreement.

         "MID-AM" - Mid-Am Capital, L.L.C., a Delaware limited liability company.

         "ORDER" - any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

         "ORGANIZATIONAL DOCUMENTS" - the constituent and organizational documents of a Person, as amended to date, and any organizational minutes or resolutions, including (a) with respect to a limited liability company, its certificate of formation and operating agreement, (b) with respect to a corporation, its articles or certificate of incorporation and its bylaws, (c) with respect to a limited partnership, its certificate of limited partnership and agreement of limited partnership, and (d) with respect to a cooperative marketing association, its articles of incorporation.

         "PARTNERSHIP AGREEMENT" - the Limited Partnership Agreement of Venture to be executed at the Closing pursuant to Section 2.8(a).

         "PENSION PLAN" - any pension plan within the meaning of ERISA Section 3(2).

         "PERMITTED ENCUMBRANCES" - as to any Person, (a) liens for current Taxes not yet due and liens for Taxes being contested in good faith, as to which appropriate reserves have been established by such Person; (b) liens for obligations not yet due that arise as a matter of law in the Ordinary Course of Business of such Person; and (c) imperfections of title and encumbrances on real property that do not materially interfere with the present use or value of such real property.

         "PERSON" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, cooperative marketing association, joint venture, estate, trust, association or other entity.

         "PRIOR AGREEMENT" - the Contribution Agreement, Plan of Merger and Purchase Agreement dated September 20, 1999.

         "PROCEEDING" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, any Governmental Body or arbitrator.

         "PURCHASES" - (i) the purchase from Schenkel by Venture of the SFG Common Interests owned by Schenkel, pursuant to Section 2.1, and (ii) the purchase from Schenkel by Suiza Management of the SFG Management Member Interests owned by Schenkel, pursuant to Section 2.2.

         "RELEASE" - any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment.

         "REPORTABLE EVENT" - as defined in Section 4043 of ERISA.

         "REPRESENTATIVE" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "ROBINSON BALANCE SHEET" - the balance sheet of Robinson Dairy included in the Robinson Financial Statements.

         "ROBINSON DAIRY" - Robinson Dairy, Inc., a Colorado corporation.

         "ROBINSON FINANCIAL STATEMENTS" - as defined in Section 4.4.

         "SCHENKEL" - Pete Schenkel, an individual.

         "SCHENKEL'S KNOWLEDGE" - Schenkel will be deemed to have "Knowledge" of a particular fact or other matter for purposes of any representation or warranty if he has actual knowledge of or should have known of such fact or other matter on the date such representation or warranty is made or deemed to be made.

         "SECURITIES ACT" - the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SFG CAPITAL" - SFG Capital Corporation, a Delaware corporation.

         "SFG COMMON INTERESTS" - the outstanding common limited partner interests in SFG, which, prior to the completion of the Contemplated Transactions, are owned 49.5% by DFA, 49.5% by Schenkel and 1% by SFG Management.

         "SFG MANAGEMENT" - SFG Management Limited Liability Company, a Delaware limited liability company.

         "SFG MANAGEMENT MEMBER INTERESTS" - the outstanding member interests in SFG Management, which, prior to the completion of the Contemplated Transactions, are owned 50% by DFA and 50% by Schenkel.

         "SFG PREFERRED INTERESTS" - the outstanding preferred limited partner interests in SFG, which, prior to the completion of the Contemplated Transactions, are owned by DFA and by Mid-Am.

         "SFG SUBORDINATED NOTES" - the 9 7/8% Senior Subordinated Series A Notes Due 2007 issued by SFG, which notes will be subject to an offer to repurchase by SFG after the Closing as a result of a change of control of SFG.

         "SUIZA BONUS PLAN" - any plan, scheme or arrangement, written or otherwise, pursuant to which any Suiza Company may be required to make a payment or other transfer to any of its Affiliates, employees, or independent contractors of cash or property the amount or value of which is in any way contingent on the objectively or subjectively determined attainment of any individual or group performance goals.

         "SUIZA CAPITAL TRUST" - Suiza Capital Trust, a Delaware business trust.

         "SUIZA COMPANIES" - the following companies (or their successors) and any Additional Dairy Operations: Broughton Foods Company, an Ohio corporation; Burger Dairy Company, an Indiana corporation; CFI-TMP, Inc., a Michigan corporation; Country Delite Farms, Inc., a Delaware corporation; Country Fresh, Inc., a Michigan corporation; Country Fresh Wesley, Inc., a Michigan corporation; Dairy Fresh, Inc., a Delaware corporation; Dairy Products of Michigan, Inc., a Michigan corporation; East Coast Ice Cream, LLC, a Michigan limited liability company; Frostbite Brands, Inc., a Michigan corporation; Land-O-Sun Dairies, LLC, a Delaware limited liability company ("LAND-O-SUN DAIRIES"); LFD Holding Company, a Delaware corporation; London Farms Dairy, Inc., a Delaware corporation; Louis Trauth Dairy, Inc., a Delaware corporation; Model Dairy, Inc., a Delaware corporation; Northern Falls Water Company, Inc., a Delaware corporation; Oberlin Farms Dairy, Inc., an Ohio corporation; Southeastern Juice Packers, Inc., a Michigan corporation; and Velda Farms, Inc., a Delaware corporation ("VELDA FARMS").

         "SUIZA CONTROLLED GROUP PLANS" - as defined in Section 4.10(b)(ix).

         "SUIZA ERISA PLAN" - any Suiza Pension Plan or Suiza Welfare Plan.

         "SUIZA FACILITIES" - any real property, leaseholds, or other interests in real property owned or operated by any Suiza Company and any buildings, plants, structures, or fixtures owned or operated by any Suiza Company.

         "SUIZA FINANCIAL STATEMENTS" - as defined in Section 4.4.

         "SUIZA FOODS" - Suiza Foods Corporation, a Delaware corporation.

         "SUIZA FRINGE BENEFIT PLAN" - any plan, scheme, or arrangement currently maintained by any Suiza Company for the provision of "fringe benefits" to current or former employees within the meaning of IRC Sections 61(a) or 132(a).

         "SUIZA GTL" - Suiza GTL, LLC, a Delaware limited liability company.

         "SUIZA GTL COMMON INTERESTS" - the outstanding common member interests in Suiza GTL, which, prior to the completion of the Contemplated Transactions, are owned 75% by Suiza GTL Holdings and 25% by DFA.

         "SUIZA GTL HOLDINGS" - Suiza GTL Holdings, Inc., a Delaware corporation.

         "SUIZA GTL PREFERRED INTERESTS" - the outstanding preferred member interests in Suiza GTL, of which, prior to the completion of the Contemplated Transactions, Suiza GTL Holdings owns $120,000,000 aggregate stated amount and Mid-Am owns $40,000,000 aggregate stated amount.

         "SUIZA INTELLECTUAL PROPERTY ASSETS" - as defined in Section 4.18(a).

         "SUIZA MANAGEMENT" - Suiza Management Corporation, a Delaware corporation.

         "SUIZA MARKS" - as defined in Section 4.18(a)(i).

         "SUIZA MATERIAL ADVERSE EFFECT" - any material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of the Suiza Companies, Suiza SoCal and Suiza GTL, taken as a whole, other than any effects arising out of or resulting from (a) changes affecting the economy or financial conditions generally or the dairy industry generally, (b) any Suiza Material Customer notifying any Suiza Company or any Suiza Parent after the date of this Agreement that such Suiza Material Customer intends to terminate or materially alter its relationship with any Suiza Company (including as a result of or relating to a transaction involving a Suiza Material Customer that occurs or is announced prior to Closing) other than as a result of a dispute with, or that arises out of the actions or activities of, any such Suiza Parent or Suiza Company, or (c) any transaction that is announced after the date of this Agreement, or that occurs after the date of this Agreement (but was not announced prior to the date of this Agreement) involving any Suiza Material Customer which results or could result in such Suiza Material Customer terminating or materially altering its relationship with any Suiza Company, other than a transaction in which any Suiza Parent or Suiza Company is a party and other than any such termination or alteration that arises as a result of a dispute with, or out of the actions or activities of, any such Suiza Parent or Suiza Company.

         "SUIZA MATERIAL CUSTOMERS" - as defined in Section 4.14(c).

         "SUIZA PARENTS" - Suiza Foods, Suiza Sub, Suiza GTL Holdings, Suiza SoCal Holdings and LOS Holdings.

         "SUIZA PAYROLL POLICY" - any policy of making payments or other awards to employees of any Suiza Company other than a Suiza Bonus Plan, a Suiza Fringe Benefit Plan, a Suiza Pension Plan, a Suiza Stock Plan, or a Suiza Welfare Plan. Suiza Payroll Policies include, but are not limited to, paid sick days, vacation days, and personal time off.

         "SUIZA PENSION PLAN" - any Pension Plan maintained by any Suiza Company or to which any Suiza Company is required to contribute for any current or former employee.

         "SUIZA PERMITTED OBLIGATIONS" - as defined in Section 6.6.

         "SUIZA PLAN" - each Suiza Bonus Plan, Suiza ERISA Plan, Suiza Fringe Benefit Plan, Suiza Payroll Policy, Suiza Pension Plan, Suiza Stock Plan and Suiza Welfare Plan.

         "SUIZA SOCAL" - Suiza SoCal, LLC, a Delaware limited liability company.

         "SUIZA SOCAL COMMON INTERESTS" - the outstanding common member interests in SoCal, which, prior to the completion of the Contemplated Transactions, are owned 75% by Suiza SoCal Holdings and 25% by DFA.

         "SUIZA SOCAL HOLDINGS" - Suiza SoCal Holdings, Inc., a Nevada corporation.

         "SUIZA SOCAL PREFERRED INTERESTS" - the outstanding preferred member interests in Suiza SoCal of which, prior to the completion of the Contemplated Transactions, $95 million stated amount are owned by Suiza SoCal Holdings and $21 million stated amount are owned by Mid-Am.

         "SUIZA STOCK PLAN" - any compensatory interest, option, restricted interest, interest appreciation right, phantom interest, or similar plan, program, or arrangement maintained by any Suiza Company for the current, deferred, or contingent compensation of any of its employees, Affiliates or independent contractors with an interest in or other equity security of any Suiza Company, a discount on the purchase price of any interest in or other equity security of any Suiza Company, or a payment or other transfer of cash or property the amount or value of which is in any way contingent on any change in value of any interest in or other equity security of any Suiza Company.

         "SUIZA SUB" - Suiza Fluid Dairy Group Holdings, Inc., a Nevada corporation.

         "SUIZA TRADE SECRETS" - as defined in Section 4.18(a)(ii).

         "SUIZA WELFARE PLAN" - any Welfare Plan (as defined in Section 3(1) of ERISA) maintained by any Suiza Company or to which any Suiza Company is required to contribute for any current or former employees.

         "SUIZA'S ADVISORS" - as defined in Section 5.1.

         "SUIZA'S KNOWLEDGE" - Suiza will be deemed to have "Knowledge" of a particular fact or other matter for purposes of any representation or warranty if any individual who is serving as an executive officer of any Suiza Parent or any Suiza Company (or in any similar capacity) has actual knowledge of or should have known of such fact or other matter on the date such representation or warranty is made or deemed to be made.

         "TAXES" - all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, real and personal property (tangible and intangible), sales, use, franchise, user, transfer, fuel, excess profits, occupational, employees' income withholding, unemployment and Social Security taxes, which are imposed by any Governmental Body.

         "TAX RETURN" - any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax.

         "TERRITORY" - continental United States, Alaska and Hawaii.

         "VENTURE" - Suiza Fluid Dairy Group, L.P., a Delaware limited partnership.

         "VENTURE CREDIT FACILITY" - the credit facility to be dated as of the Closing among Venture, SFG and the lenders under such credit facility.

         "VENTURE INTERESTS" - the common and preferred limited partner interests in Venture to be issued at the Closing.

         "VENTURE GP" - Suiza Fluid Dairy Group GP, LLC, a Delaware limited liability company.

                                   SECTION 2

                      PURCHASES, CONTRIBUTIONS AND MERGERS

         The following Contemplated Transactions will occur in connection with the Closing, in the same order chronologically as set forth in this Section 2, except where specifically indicated otherwise.

         2.1 PURCHASE OF SFG COMMON INTERESTS FROM SCHENKEL. On the terms and subject to the conditions set forth in this Agreement, at the Closing Venture will purchase from Schenkel, all SFG Common Interests owned by Schenkel, in exchange for a cash payment to Schenkel by Venture in the amount set forth on
Schedule 2.1 hereto. The SFG Common Interests will be conveyed to Venture, free and clear of any Encumbrances, pursuant to an assignment of interests in form and substance reasonably satisfactory to Suiza Foods and DFA.

         2.2 PURCHASE OF SFG MANAGEMENT MEMBER INTERESTS FROM SCHENKEL. On the terms and subject to the conditions set forth in this Agreement, at the Closing Suiza Management will purchase from Schenkel all of the SFG Management Member Interests owned by Schenkel for a cash payment to Schenkel by Suiza Management in the amount set forth on Schedule 2.2 hereto, which interests will be conveyed to Suiza Management, free and clear of any Encumbrances, pursuant to an assignment of interests in form and substance reasonably satisfactory to Suiza Management.

         2.3 CONTRIBUTIONS BY DFA. On the terms and subject to the conditions set forth in this Agreement, at the Closing DFA will (a) transfer to Venture, free and clear of any Encumbrances, all of its SFG Common Interests, SFG Preferred Interests, Suiza GTL Common Interests, Suiza SoCal Common Interests and SFG Management Member Interests, pursuant to an assignment of interests in form and substance reasonably satisfactory to Suiza Foods, and (b) contribute to Venture such additional cash, if any, as may be required to avoid the dilution of its common Venture Interests in respect of Additional Dairy Operations to be contributed by the Suiza Parents, as contemplated by Section
13. In addition, DFA shall contribute, or cause the contribution of, the LOS Preferred Interests owned by DFA Investment to Venture, free and clear of any Encumbrances, pursuant to an assignment of interests in form and substance reasonably satisfactory to Suiza Foods. In exchange for such contributions, Venture will issue Venture Interests to DFA as set forth in the Partnership Agreement.

         2.4 CONTRIBUTIONS BY MID-AM. On the terms and subject to the conditions set forth in this Agreement, at the Closing Mid-Am will transfer to Venture, free and clear of any Encumbrances, all of its SFG Preferred Interests, Suiza GTL Preferred Interests, Suiza SoCal Preferred Interests and all of its SFG Subordinated Notes, pursuant to an assignment of interests in form and substance reasonably satisfactory to Suiza Foods. In exchange for such contributions, Venture will issue preferred Venture Interests to Mid-Am as set forth in the Partnership Agreement.

         2.5      CONTRIBUTIONS BY THE SUIZA PARENTS AND SUIZA MANAGEMENT.

                  (a) Prior to the Closing, (i) Suiza Foods, LOS Holdings, Suiza GTL Holdings and Suiza SoCal Holdings, as applicable, will contribute or cause to be contributed all of the outstanding equity capital of the Suiza Companies (except for the LOS Preferred Interests owned by DFA Investment), the Suiza GTL Common Interests, Suiza GTL Preferred Interests, Suiza SoCal Common Interests and Suiza SoCal Preferred Interests owned by them, to Suiza Sub, with the result that all of the Suiza Companies, Suiza GTL and Suiza SoCal become direct or indirect subsidiaries of Suiza Sub.

                  (b) On the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable Legal Requirements, at the Closing each Suiza Company (other than Land-O-Sun Dairies) shall be merged, directly or indirectly through one or more preliminary mergers with other Suiza Companies, as may be determined by Suiza Foods, with and into Venture, or into one or more wholly-owned limited liability company subsidiaries of Venture as may be designated by Suiza Foods. As a result of such mergers, the separate corporate existence of such Suiza Companies shall cease, and Venture, or the applicable limited liability company subsidiary, shall continue as the surviving entity of such mergers, governed by the certificate of formation of Venture, or the applicable limited liability company subsidiary, and the Partnership Agreement. At the Effective Time of such mergers, the effect of such mergers shall be as provided in the applicable provisions of the Delaware General Corporation Law or other applicable law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of each merger, all of the properties, assets, rights, privileges, powers and licenses (including without limitation all milk dealers licenses and other dairy-related licenses) of each such Suiza Company will vest in Venture, or the applicable limited liability company subsidiary, and all debts, liabilities and duties of each such Suiza Company will become the debts, liabilities and duties of Venture, or the applicable limited liability company subsidiary. At the Effective Time of each merger, by virtue of such merger and without any action on the part of any party to this Agreement or any other Person, all of the outstanding equity interests of such Suiza Companies (except for the LOS Preferred Interests which are contributed by DFA pursuant to Section 2.3), which shall be free and clear of any Encumbrances, shall be converted into Venture Interests as set forth in the Partnership Agreement.

                  (c) On the terms and subject to the conditions set forth in this Agreement, at the Closing Suiza Sub will transfer to Venture, free and clear of any Encumbrances, all of its LOS Common Interests, LOS Preferred Interests, Suiza GTL Common Interests, Suiza GTL Preferred Interests, Suiza SoCal Common Interests and Suiza SoCal Preferred Interests pursuant to an Assignment of Interests substantially in the form attached hereto as Exhibit B. On the terms and subject to the conditions set forth in this Agreement, at the Closing Suiza Management will transfer to Venture, free and clear of any

         Encumbrances, 90% of the SFG Management Member Interests purchased by Suiza Management from Schenkel in respect of its .1% general partner interest in Venture pursuant to an Assignment of Interests substantially in the form attached hereto as Exhibit B.

                  (d) On the terms and subject to the conditions set forth in this Agreement, at the Closing Suiza Foods will transfer to Venture, pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit C, certain assets, free and clear of any Encumbrances, and assign to Venture, and Venture shall assume, certain liabilities held by Suiza Foods that directly relate to the operations of the Suiza Companies, Suiza GTL and Suiza SoCal.

                  (e) In exchange for the contributions and assignments set forth in this Section 2.5 and as contemplated in Section 13, Venture will issue Venture Interests to Suiza Sub and to Suiza Management as set forth in the Partnership Agreement.

                  (f) On the terms and subject to the conditions set forth in this Agreement, at the Closing Suiza Management will transfer to Venture GP, free and clear of any Encumbrances, its .1% general partner interest in Venture pursuant to an Assignment of Interests substantially in the form attached hereto as Exhibit B.

         2.6      DISTRIBUTIONS.

                  (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing Venture will distribute to DFA and to Suiza Sub, pro rata based on such parties' respective ownership of common Venture Interests in Venture, cash, including the proceeds from the borrowings by Venture under Venture Credit Facility, as mutually determined by DFA and Suiza Foods. The amount so distributed to DFA and Suiza Sub will be determined in accordance with Schedule 2.6 hereto, which schedule contemplates reductions on a dollar-for-dollar basis for the amount of DFA Permitted Obligations and Suiza Permitted Obligations, respectively, and for certain other items set forth in such schedule, including any indebtedness relating to Suiza GTL and Suiza SoCal. DFA and Suiza Foods will update Schedule 2.6 prior to the Closing to reflect any changes in the amounts set forth therein since the date that such amounts were originally determined.

                  (b) Suiza Sub shall use the amount it receives in such distribution to, among other things, redeem at par, plus accrued and unpaid interest to the date of such redemption, the LOS TIPES, and to cause the repayment of other indebtedness relating to the Suiza Companies required to be repaid pursuant to this Agreement, if any.

                  (c) In addition to the offset against the amount to be distributed to DFA pursuant to this Section 2.6 for DFA Permitted Obligations, Schedule 2.6 will provide, among other things, that Venture shall offset and withhold against the amount otherwise to be distributed to DFA (a) an amount equal to the amount paid to the holders of the SFG Subordinated Notes in connection with obtaining the consent of such holders to the Contemplated Transactions, if any, and
         (b) an amount sufficient for Venture to fund the repurchase of all outstanding SFG Subordinated Notes (other than the SFG Subordinated Notes that were contributed to Venture by Mid-Am and that are owned by SFG), at a purchase price of 101% of the principal amount thereof plus accrued and unpaid interest, (and pay all expenses associated therewith) pursuant to the offer to repurchase required to be made by SFG after the Closing under the terms of the SFG Subordinated Notes as a result of the change of control of SFG. DFA shall promptly reimburse Venture to the extent the amount so withheld for the repurchase offer is insufficient to complete such repurchase (and pay related expenses). After consummation of the repurchase, Venture will distribute to DFA the portion of the funds originally withheld from DFA that represents the 1% premium on the SFG Subordinated Notes that were not redeemed. DFA shall use the amount it receives to, among other things, repay other indebtedness relating to SFG required to be repaid pursuant to this Agreement, if any.

                  (d) DFA and Suiza Foods, as applicable, will make an additional cash contribution to Venture in the event that the aggregate amount of the offsets attributable to each such party as set forth in
         Schedule 2.6 exceeds the amount of cash to be otherwise distributed to each such party pursuant to this Section 2.6. The amount of the additional cash contribution, if any, will be equal to the amount by which the aggregate amount of such offsets exceeds the amount of the cash to be otherwise distributed to such party.

         2.7 CLOSING. The closing of the Purchases, the Mergers and the Contributions (the "CLOSING") will take place at the offices of Suiza Foods' counsel at 1717 Main Street, Suite 2800, Dallas, Texas, at 10:00 a.m. (local time) on the third business day following the satisfaction or waiver of all conditions precedent set forth in Sections 7, 8, and 9 or at such other time and place as Suiza Foods and DFA agree. Subject to the provisions of Section 10, failure to consummate the transactions provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.7 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. As promptly as practicable on the Closing Date, the parties hereto shall cause each of the Mergers to be consummated by filing the certificates of merger referenced in Section 2.8(h) with the Secretary of State of the State of Delaware and with the Secretary of State of each other state of formation of any Suiza Company.

         2.8      CLOSING OBLIGATIONS.  At the Closing:

                  (a) DFA, Mid-Am, Suiza Sub and Venture GP will execute and deliver the Partnership Agreement of Venture, substantially in the form attached hereto as Exhibit A, which will provide (among other things) for the issuance of Venture Interests in respect of the Contributions and the Mergers, as applicable.

                  (b) DFA will contribute to Venture such funds as may be required pursuant to the provisions of Section 13, by wire transfer of immediately available funds.

                  (c) SFG will pay the amount set forth on Schedule 2.1 hereto to Schenkel by wire transfer of immediately available funds, and Schenkel will execute and deliver an

         Assignment of Interests transferring all of the SFG Common Interests that he owns to Venture, substantially in the form attached hereto as Exhibit B.

                  (d) Suiza Management will pay the amount set forth on Schedule
         2.2 hereto to Schenkel by wire transfer of immediately available funds, and Schenkel will execute and deliver an Assignment of Interests transferring all of the SFG Management Member Interests that he owns to Suiza Management, substantially in the form attached hereto as Exhibit B.

                  (e) Schenkel will execute and deliver a non-competition agreement, in form and substance reasonably satisfactory to Schenkel, DFA, Suiza Foods and Venture.

                  (f) DFA, Mid-Am and the Suiza Parents will surrender for cancellation any stock certificates or other certificates evidencing their ownership interests to be transferred at Closing in any DFA Company, SFG Management, SFG Subordinated Notes, any Suiza Company, Suiza GTL and Suiza SoCal (as applicable), if any, duly endorsed for transfer by the record holder thereof (or, if applicable, accompanied by stock powers duly executed in blank), and such certificates will be marked "cancelled," as applicable.

                  (g) DFA, Mid-Am and Suiza Sub will each execute and deliver an Assignment of Interests transferring all of the LOS Common Interests, LOS Preferred Interests, SFG Management Member Interests, Suiza GTL Common Interests, Suiza GTL Preferred Interests, Suiza SoCal Common Interests and Suiza SoCal Preferred Interests (as applicable) that each owns to Venture, substantially in the form attached hereto as Exhibit B.

                  (h) Each Suiza Company that is a party to any Merger will execute certificates of merger in the form required by the relevant provisions of the applicable Legal Requirements of Delaware and each other state in which any Suiza Company is domiciled.

                  (i) Suiza Management will execute and deliver an Assignment of Interests transferring 90% of the SFG Management Member Interests it purchased from Schenkel to Venture, substantially in the form attached hereto as Exhibit B.

                  (j) Suiza Foods and Venture will execute and deliver an Assignment and Assumption Agreement evidencing the assumption by Venture of certain liabilities of Suiza Foods directly relating to the operations of the Suiza Companies, Suiza GTL and Suiza SoCal, substantially in the form attached hereto as Exhibit C.

                  (k) Suiza Management will execute and deliver an Assignment of Interests transferring its .1% general partner interest in Venture to Venture GP, substantially in the form attached hereto as Exhibit B.

                  (l) DFA and Venture will execute and deliver one or more milk supply agreement(s), in form and substance mutually acceptable to such parties.

                  (m) Venture and DFA will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit D, covering Venture Interests held by DFA.

                  (n) Suiza Foods and the DFA Parents will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit E, covering shares of Suiza Foods common stock that may be issued to the DFA Parents upon purchase of their Venture Interests pursuant to the Partnership Agreement.

                  (o) Venture and The Morningstar Group, Inc., or its designee, will execute and deliver a supply agreement, in form and substance mutually acceptable to such parties.

                  (p) Venture and SFG Management will execute and deliver an Amended and Restated Limited Partnership Agreement of SFG, in form and substance mutually satisfactory to DFA and Suiza Foods.

                  (q) DFA and Schenkel will execute and deliver an indemnity agreement concerning tax distributions by SFG during the period prior to the Closing and other indemnification matters, in form and substance mutually satisfactory to DFA and Schenkel.

                  (r) Venture and Suiza Management will execute and deliver an Amended and Restated Limited Liability Company Agreement of SFG Management, in form and substance mutually satisfactory to DFA and Suiza Foods.

                  (s) DFA, Suiza Foods and Schenkel will execute and deliver such other documents and agreements required under Sections 7, 8 and 9, as applicable.

                                    SECTION 3

               REPRESENTATIONS AND WARRANTIES OF DFA AND SCHENKEL

         DFA and Schenkel, jointly and severally (except where expressly stated otherwise), represent and warrant to Venture and the Suiza Parents as follows (provided, however, that the Disclosure Letter sets forth certain exceptions to such representations and warranties or discloses certain matters in response to such representations and warranties, in each case identified by the applicable Section numbers below):

         3.1      ORGANIZATION AND GOOD STANDING.

                  (a) Each DFA Company is a corporation, cooperative, limited partnership or limited liability company duly organized, validly existing, and in good standing under the laws of its state of formation, with full corporate, cooperative, partnership or limited liability company power and authority to conduct its business as it is now being conducted. Each DFA Company is duly qualified to do business as a foreign corporation, cooperative, limited partnership or foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which the nature of the activities conducted by it requires such qualification, except where such failure to so qualify does not have a DFA Material Adverse Effect.

                  (b) DFA, severally and not jointly and severally with Schenkel, represents and warrants that each DFA Parent is a corporation, cooperative, limited partnership or limited liability company duly organized, validly existing, and in good standing under the laws of its state of formation, with full corporate, cooperative, partnership or limited liability company power and authority to conduct its business as it is now being conducted.

                  (c) The DFA Companies have delivered to Suiza Foods or Suiza's Advisors copies of the Organizational Documents of each DFA Company, as currently in effect.

                  (d) Except as disclosed in Section 3.1(d) of the Disclosure Letter, no DFA Company owns any direct or indirect equity interest (including any debt that is convertible into an equity interest) in any other Person (except other DFA Companies), and no DFA Company is obligated or committed to acquire any such interest.

         3.2      AUTHORITY; NO CONFLICT; CONSENTS.

                  (a) DFA, severally and not jointly and severally with Schenkel, represents and warrants that this Agreement constitutes the legal, valid, and binding obligation of each DFA Company and each DFA Parent, enforceable against them in accordance with its terms except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws relating or affecting creditors' rights generally and by general equity principles.

                  (b) Schenkel, severally and not jointly and severally with DFA, represents and warrants that this Agreement constitutes the legal, valid, and binding obligation of each DFA Company and Schenkel, enforceable against them in accordance with its terms except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws relating or affecting creditors' rights generally and by general equity principles.

                  (c) DFA, severally and not jointly and severally with Schenkel, represents and warrants that each DFA Company and each DFA Parent has the requisite corporate, cooperative, limited partnership or limited liability company or other right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by each DFA Company and each DFA Parent have been duly authorized by all necessary corporate, cooperative, limited partnership or limited liability company action, as the case may be, on the part of such entity and its owners.

                  (d) Schenkel, severally and not jointly and severally with DFA, represents and warrants that each of Schenkel and each DFA Company has the requisite corporate, cooperative, limited partnership or limited liability company or other right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by each DFA Company have been duly authorized by all necessary corporate, cooperative, limited partnership or limited liability company action, as the case may be, on the part of such entity and its owners.

                  (e) DFA, severally and not jointly and severally with Schenkel, represents and warrants that except as disclosed in Section
         3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

                           (i)  conflict  with any provision of the
                  Organizational Documents of any DFA Company or any DFA Parent;

                           (ii) result in a violation of, or give any
                  Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any DFA Company or DFA Parent is subject;

                           (iii) result in a violation of any of the terms or
                  requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any DFA Company or any DFA Parent;

                           (iv) result in a violation or breach of any provision
                  of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract of any DFA Company described in Section 3.14(a) of the Agreement; or

                           (v) result in the imposition or creation of any
                  Encumbrance upon any of the assets owned or used by any DFA Company or upon any equity interests in any DFA Company.

                  (f) Schenkel, severally and not jointly and severally with DFA, represents and warrants that except as disclosed in Section 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

                           (i)  conflict with any provision of the
                  Organizational  Documents of any DFA Company;

                           (ii) result in a violation of, or give any
                  Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any DFA Company is subject;

                           (iii) result in a violation of any of the terms or
                  requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any DFA Company;

                           (iv) result in a violation or breach of any provision
                  of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract of any DFA Company described in Section 3.14(a); or

                           (v) result in the imposition or creation of any
                  Encumbrance upon any of the assets owned or used by any DFA Company or upon any equity interests in any DFA Company.

                  (g) DFA, severally and not jointly and severally with Schenkel, represents and warrants that no DFA Company or DFA Parent is or will be required to obtain any Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except (i) Consents disclosed in Section 3.2 of the Disclosure Letter, which will be obtained by Closing, or (ii) where the failure to obtain such Consents will not have a DFA Material Adverse Effect.

                  (h) Schenkel, severally and not jointly and severally with DFA, represents and warrants that neither Schenkel nor any DFA Company is or will be required to obtain any Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except (i) Consents disclosed in Section 3.2 of the Disclosure Letter, which will be obtained by Closing, or (ii) where the failure to obtain such Consent will not have a DFA Material Adverse Effect.

         3.3      CAPITALIZATION.

                  (a) The authorized and outstanding equity interests of each DFA Company are listed in Section 3.3 of the Disclosure Letter. All of the equity interests of each DFA Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding equity interests in any DFA Company was issued in violation of the Securities Act.

                  (b) DFA, severally and not jointly and severally with Schenkel, represents and warrants that:

                           (i) except as set forth in Section 3.3 of the
                  Disclosure Letter, and except for the equity interest held by Schenkel in SFG and SFG Management, the DFA Parents, or one of the other DFA Companies, are the record and beneficial owners and holders of all outstanding equity interests of each DFA Company, free and clear of all Encumbrances;

                           (ii) DFA owns 25% of the Suiza GTL Common Interests
                  and 25% of the Suiza SoCal Common Interests, free and clear of all Encumbrances;

                           (iii) Mid-Am owns $40 million aggregate stated amount
                  of Suiza GTL Preferred Interests and $21 million aggregate stated amount of Suiza SoCal Preferred Interests, free and clear of all Encumbrances; and

                           (iv) except for such Contracts, if any, as may have
                  been entered into by Schenkel with respect to Schenkel's equity interests in such entities, and except as described in
                  Section 3.3 of the Disclosure Letter and as contemplated in this Agreement, there are no Contracts relating to the issuance, sale, or transfer of any equity interests in any DFA Company, or any equity interest in Suiza GTL or Suiza SoCal held by DFA or Mid-Am.

                  (c) Schenkel, severally and not jointly and severally with DFA, represents and warrants that:

                           (i) except for the equity interests held by the DFA
                  Parents in SFG and in SFG Management, and except as set forth in Section 3.3 of the Disclosure Letter, Schenkel, or one of the other DFA Companies, are the record and beneficial owners and holders of all outstanding equity interests of each DFA Company, free and clear of all Encumbrances; and

                           (ii) except for such Contracts, if any, as may have
                  been entered into by the DFA Parents with respect to their equity interest in such entities, and except as described in
                  Section 3.3 of the Disclosure Letter and as contemplated in this Agreement, there are no contracts relating to the issuance, sale, or transfer of any equity interests in any DFA Company.

         3.4      FINANCIAL STATEMENTS.

                  (a) Included within Section 3.4 of the Disclosure Letter are the consolidated financial statements of SFG as of and for the year ended December 31, 1998 and as of and for the six month period ended June 30, 1999 (collectively, the "DFA FINANCIAL STATEMENTS"). The DFA Financial Statements fairly present in all material respects the assets and liabilities, financial condition and the results of operations and changes in stockholders' equity or membership equity, as applicable, of SFG (excluding SFG Management) on a consolidated basis, as at the respective dates of and for the periods referred to in such DFA Financial Statements. The DFA Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited statements to the absence of footnote disclosure and other presentation items and to changes resulting from normal period-end adjustments for recurring accruals, which will not have a DFA Material Adverse Effect. Subject to the limitations provided in the immediately preceding sentence, the DFA Financial Statements have been prepared from the books and records of SFG (excluding SFG Management), as applicable, which accurately and fairly reflect in all material respects the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by SFG (excluding SFG Management), as applicable. All inventories and raw materials reflected in the Interim DFA Balance Sheets or acquired since the date thereof are of good and merchantable quality and are salable in the ordinary course of business (in the case of inventory held for sale) or currently usable (in the case of other inventory and raw materials) or adequate reserves have been established with respect thereto. All accounts receivable reflected in the Interim DFA Balance Sheet or acquired since the date thereof arose in the Ordinary Course of Business of SFG (excluding SFG Management) and are not subject to set-off, counterclaim or other reduction or adequate reserves have been established with respect thereto.

                  (b) SFG Management has no assets, except cash and its general partner interest in SFG, and has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for such liabilities or obligations arising solely from its status as the sole general partner of SFG incurred in the Ordinary Course of Business, if any, which are not material to SFG Management in the aggregate.

         3.5 BOOKS AND RECORDS. The books of account, minute books, and other records of each DFA Company, all of which have been made available to Suiza Foods or Suiza's Advisors, are complete and correct in all material respects. At the Closing, all of those books and records will be in the possession of the applicable DFA Company.

         3.6      TITLE TO PROPERTIES; ENCUMBRANCES.

                  (a) Section 3.6(a) of the Disclosure Letter includes a complete list (including the street address, where applicable) of each DFA Facility. Promptly after the date hereof, the DFA Companies will make available to Suiza Foods or Suiza's Advisors one or more recent depreciation schedules listing tangible personal property owned by the DFA Companies as of the dates indicated. The tangible personal property of the DFA Companies listed in such depreciation schedules is in good repair and operating condition in all material respects, normal wear and tear excepted.

                  (b) Each DFA Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the DFA Facilities owned or operated by the DFA Companies or reflected as owned in the books and records of the DFA Companies, including all of the properties and assets reflected in the Interim DFA Balance Sheet (except for personal property sold since the date of the Interim DFA Balance Sheet in the Ordinary Course of Business of the DFA Companies), and all of the properties and assets purchased or otherwise acquired by the

         DFA Companies since the date of the Interim DFA Balance Sheet (except for personal property acquired and sold since the date of the Interim DFA Balance Sheet in the Ordinary Course of Business of the DFA Companies). Except as described in Section 3.6(b) of the Disclosure Letter and except as would not reasonably be expected to have, individually or in the aggregate, a DFA Material Adverse Effect, all material properties and assets reflected in the Interim DFA Balance Sheet and in the books and records of SFG Management are free and clear of all Encumbrances except for Permitted Encumbrances.

                  (c) To DFA's Knowledge, there are no proceedings pending or threatened that would alter the current zoning classification of the DFA Facilities or alter any applicable laws, statutes, regulations, codes, conditions or restrictions related to zoning or land use that would have a material adverse affect on the existing use of the DFA Facilities in the business of the DFA Companies. Except as described in
         Section 3.6(c) of the Disclosure Letter, no DFA Company has received any written notice from any insurance company of any defects or inadequacies in the DFA Facilities that would, if not corrected, result in the termination of existing insurance coverage or a material increase in the present cost thereof. No DFA Company has received any written notice providing for or threatening the discontinuation of necessary utilities to the DFA Facilities. No DFA Parent is a "foreign person" as that term is defined in Section 1445 of the IRC.

         3.7 NO UNDISCLOSED LIABILITIES. The DFA Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for (a) liabilities or obligations reflected or reserved against in the Interim DFA Balance Sheets, (b) current liabilities incurred by the DFA Companies in the Ordinary Course of Business since the date of its Interim DFA Balance Sheet, (c) performance obligations under Contracts disclosed or not required to be disclosed pursuant to Section 3.14, (d) liabilities or obligations of SFG Management arising solely from its status as the general partner of SFG incurred in the Ordinary Course of Business, if any, which are not material to SFG Management in the aggregate and
(e) matters disclosed in Section 3.7 of the Disclosure Letter.

         3.8      TAXES.  Except as set forth in Section 3.8 of the Disclosure
 Letter:

                  (a) Each DFA Company has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements. Each DFA Company has paid, or made provision for the payment of, all Taxes that have become due and payable as Taxes imposed on such DFA Company pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by such DFA Company, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the applicable Interim DFA Balance Sheet.

                  (b) No DFA Company has been granted an extension of time for filing any Tax Return that has not yet been filed.

                  (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each DFA Company are adequate in all material respects. To DFA's Knowledge, there exists no proposed tax assessment against any DFA Company except as disclosed in the applicable Interim DFA Balance Sheet. All Taxes that any DFA Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body.

                  (d) All Tax Returns filed by any DFA Company are true, correct, and complete with respect to Taxes imposed on such DFA Company. No DFA Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

                  (e) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to any DFA Company for any taxable period.

                  (f) No Proceeding is pending or, to DFA's Knowledge, threatened in regard to any Taxes due from or with respect to any DFA Company or any Tax Return filed by or with respect to any DFA Company.

         3.9 NO MATERIAL ADVERSE CHANGE. Since the date of the Interim Balance Sheet, there has not been any DFA Material Adverse Effect.

         3.10     EMPLOYEE BENEFITS.

                  (a) Section 3.10(a) of the Disclosure Letter lists each DFA Plan.

                  (b) Except as set forth in Section 3.10(b) of the Disclosure
         Letter:

                           (i) To DFA's Knowledge, the terms and operations of
                  each DFA Plan have at all times been in all material respects in accordance with ERISA, the IRC and each other applicable Legal Requirement.

                           (ii) All governmental reports and returns (including,
                  but not limited to, annual IRS/DOL 5500-series information returns/reports) required to be filed in connection with all DFA Plans have been timely filed, and were true and complete in all material respects when filed.

                           (iii) No DFA Company has a contribution obligation to
                  a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                           (iv) No DFA Company has participated in any
                  transaction that could reasonably be expected to result in a DFA Material Adverse Effect under ERISA Section 4069.

                           (v) All required contributions to all DFA Plans and
                  all premiums, fees, or other payments required to be made in connection with any DFA Plan have either been timely made or are reflected in the Financial Statements of such DFA Company on an accrual basis.

                           (vi) No DFA Plan is currently under audit by the IRS
                  or the DOL.

                           (vii) Other than routine claims for benefits, there
                  are no actions, suits, claims or investigations pending, or to DFA's Knowledge, threatened against or with respect to any of the DFA Plans or their assets.

                           (viii) With respect to any Employee Benefit Plan of
                  any DFA Company that is a "Defined Benefit Plan" within the meaning of ERISA Section 3(35), (A) such DFA Company has not incurred and is not reasonably likely to incur any liability under Title IV of ERISA (other than for the payment of premiums, all of which have been paid when due), (B) such DFA Company has not incurred any accumulated funding deficiency within the meaning of IRC Section 412 and has not applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period under IRC Section 412, and (C) no Reportable Event has occurred or is expected to occur.

                           (ix) With respect to each Employee Benefit Plan
                  maintained or contributed to, currently or in the past, by any DFA Company or any ERISA Affiliate of a DFA Company, or with respect to which any DFA Company or ERISA Affiliate of a DFA Company has liability (the "DFA CONTROLLED GROUP PLANS"): (A) there are no unfunded liabilities existing under any DFA Control Group Plan; and (B) each such DFA Control Group Plan has been operated in compliance with ERISA, applicable tax qualification requirements and all other applicable Legal Requirements.

                           (x) None of the DFA Companies, the DFA Parents, any
                  ERISA Affiliate of a DFA Company nor any plan fiduciary of any DFA Plan has engaged in any transaction in violation of
                  Section 406(a) of ERISA or any "prohibited transaction" (as defined in IRC Section 4975(c)(1) that would subject any DFA Company, Venture, any Suiza Parent or any ERISA Affiliate of the foregoing to any material taxes, penalties or other liabilities resulting from such transaction.

                  (c) Except as set forth in Section 3.10(c) of the Disclosure Letter, no DFA Company is a party to or subject to any collective bargaining agreement, contract, commitment or arrangement, nor does any other written agreement determine the terms and conditions of employment of any employee of any DFA Company, nor will this Agreement or the transactions contemplated hereby cause a termination or renegotiation of, or trigger any rights or result in a default under, any such agreement.

         3.11 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS. Except as set forth in Section 3.11 of the Disclosure Letter:

                  (a) Each DFA Company is in compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business, except for any such noncompliance as would not reasonably be expected to have, individually or in the aggregate, a DFA Material Adverse Effect.

                  (b) Except as would not reasonably be expected to have, individually or in the aggregate, a DFA Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) constitutes a violation by a DFA Company of, or a failure on the part of a DFA Company to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of any DFA Company to undertake, or to bear all or any portion of the cost of, any remedial action.

                  (c) No DFA Company has received, within the last 12 months, any outstanding notice from any Governmental Body or any other Person regarding (i) any actual or alleged violation of any Legal Requirement, or (ii) any actual or alleged obligation on the part of a DFA Company to undertake, or to bear the cost of, any remedial action of any nature.

                  (d) Each DFA Company holds all material Governmental Authorizations that are required in connection with the business of such DFA Company. Each such Governmental Authorization is valid and in full force and effect except where the failure to keep such authorization valid and in full force and effect will not have a DFA Material Adverse Effect.

                  (e) Each DFA Company is in compliance with all of the terms and requirements of each Governmental Authorization applicable to it, except for any such noncompliance as would not reasonably be expected to have, individually or in the aggregate, a DFA Material Adverse Effect.

                  (f) No DFA Company has received, within the last 12 months, any outstanding notice from any Governmental Body or any other Person regarding (i) any actual or alleged violation of any term or requirement of any Governmental Authorization, or (ii) any actual or proposed revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization.

                  (g) All applications required to have been filed for the renewal of the Governmental Authorizations of the DFA Companies have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies, except where the failure to so file would not reasonably be expected to have, individually or in the aggregate, a DFA Material Adverse Effect.

                  (h) The Governmental Authorizations held by the DFA Companies constitute all of the material Governmental Authorizations necessary to permit each DFA Company to lawfully conduct and operate its business in the manner it currently operates such business.

                  (i) To DFA's Knowledge, since January 1, 1998, none of the officers, employees or agents of the DFA Companies, nor any other Person acting on behalf of any of them or any DFA Company has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person in violation of any Legal Requirement, including, without limitation, the Foreign Corrupt Practices Act.

                  (j) Since January 1, 1998, no DFA Company has effected a recall or withdrawal of any of its products for health reasons, and, to DFA's Knowledge, no facts have existed that, if known by the applicable Governmental Body, would have resulted in such a recall or withdrawal.

         3.12     LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Section 3.12(a) of the Disclosure Letter, there is no Proceeding:

                           (i) pending or, to DFA's Knowledge, threatened
                  against any DFA Company that, alone or in the aggregate, has had or would (if decided adversely) have, a DFA Material Adverse Effect; or

                           (ii) that challenges, or that may have the effect of
                  preventing or making illegal, any of the Contemplated Transactions.

                  To the extent requested by Suiza Foods, the DFA Companies have delivered, or caused the delivery to Suiza Foods or Suiza's Advisors, copies of all pleadings, correspondence, and other documents relating to each pending Proceeding listed in Section 3.12(a) of the Disclosure Letter related to any DFA Company.

                  (b) Except as set forth in Section 3.12(b) of the Disclosure
         Letter:

                           (i) there is no Order to which any DFA Company is subject;

                           (ii) no Affiliate, agent, or employee of any DFA
                  Company is subject to any Order that prohibits such Affiliate, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of such DFA Company that would have a DFA Material Adverse Effect; and

                           (iii) no event has occurred or circumstance exists
                  that constitutes or results in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any DFA Company is subject.

         3.13     ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
Section 3.13 of the Disclosure Letter or as contemplated hereby, since the date of the applicable Interim DFA Balance Sheet, each DFA Company has conducted its businesses only in the Ordinary Course of Business and there has not been any DFA Material Adverse Effect or any:

                  (a) change in the authorized or issued equity interests of any DFA Company; grant of any option or right to purchase equity interests in any DFA Company; issuance of any security convertible into equity interests of any DFA Company; grant of any registration rights; purchase, redemption, retirement, or other acquisition by such DFA Company of any equity interests; or declaration or payment of any dividend or other distribution or payment in respect of equity interests;

                  (b) amendment to the Organizational Documents of any DFA Company;

                  (c) payment or increase by any DFA Company of any bonuses, salaries or other compensation to any Affiliate of such DFA Company, or (except in the Ordinary Course of Business) any employee of any DFA Company, or entry into any employment, severance or similar Contract with any Affiliate or employee of any DFA Company, except in the Ordinary Course of Business;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any DFA Company;

                  (e) damage to or destruction or loss of any material asset or property of any DFA Company that exceeds $500,000 in value, individually or in the aggregate, and is not covered by insurance;

                  (f) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to any DFA Company that could exceed $500,000 or any material breach or material default (or event that with notice or lapse of time would constitute a material breach or material default) under any such Contract;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property valued in excess of $500,000, individually, or $1,000,000 in the aggregate, of any DFA Company or any Encumbrance on any material asset or property of any DFA Company;

                  (h) any incurrence of indebtedness for borrowed money, except in the Ordinary Course of Business, in excess of $100,000;

                  (i) material change in the accounting methods used by any DFA Company; or

                  (j) Contract, whether oral or written, by any DFA Company to do any of the foregoing.

         3.14     CONTRACTS; NO DEFAULTS.

                  (a) Section 3.14(a) of the Disclosure Letter contains a complete and accurate list of the following Contracts, excluding, however, any such Contracts that are immediately terminable, or terminable upon not more than 60 days notice, by the applicable DFA Company without incurring any monetary or nonmonetary liability, obligation or penalty of any nature:

                           (i) each Contract that involves performance of
                  services or delivery of goods or materials by or to any DFA Company of an amount or value that could exceed $1,000,000 per year;

                           (ii) each Contract that was not entered into in the
                  Ordinary Course of Business and that involves expenditures or receipts of any DFA Company that could exceed $100,000 or that is otherwise material to any DFA Company;

                           (iii) each lease, rental or occupancy agreement,
                  license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property used by any DFA Company (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $500,000);

                           (iv) each Contract containing covenants that
                  materially restrict the business activity of any DFA Company or limit the freedom of any DFA Company to engage in any line of business or to compete with any Person;

                           (v) each employment, consulting, noncompetition,
                  separation, collective bargaining, union or labor Contract applicable to any DFA Company;

                           (vi) each Contract with or for the benefit of any DFA
                  Parent or Affiliate of any DFA Company or, to DFA's Knowledge, any immediate family member of an Affiliate of a DFA Company;

                           (vii) each Contract under which any DFA Company is
                  obligated to indemnify, or entitled to indemnification from, any third party, excluding any agreement that requires indemnification solely for a breach of such agreement and excluding any indemnification obligation or right that could not reasonably be expected to involve more than $100,000;

                           (viii) each Contract for capital expenditures by any
                  DFA Company in excess of $500,000; and

                           (ix) each amendment, supplement, and modification
                  (whether oral or written) in respect of any of the foregoing.

                  (b) With respect to the Contracts identified in Section 3.14(a) of the Disclosure Letter:

                           (i) each Contract is in full force and effect and is
                  valid and enforceable in accordance with its terms except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws relating or affecting creditors' rights generally and by general equity principles;

                           (ii) the DFA Companies have made available to Suiza
                  Foods or Suiza's Advisors a copy of each such Contract that is in writing and a written summary accurately describing the material provisions of each such Contract that is not in writing;

                           (iii) each DFA Company is in compliance with all
                  material terms and requirements of such Contracts; and

                           (iv) no DFA Company has given to or received from any
                  other Person any notice regarding any actual or alleged violation of any such Contract.

                  (c) the DFA Companies have made available to Suiza Foods or Suiza's Advisors a complete list of each customer of any DFA Company that has accounted for more than $5,000,000 in gross sales of such DFA Company for the year ended December 31, 1998 and for more than $2,500,000 for the six months ended June 30, 1999 (the "DFA MATERIAL CUSTOMERS") and indicating the amount of gross sales attributable to each DFA Material Customer during such time periods. None of the DFA Material Customers has notified any DFA Company or any DFA Parent of any intention to, or to DFA's Knowledge, otherwise threatened to, terminate or materially alter its relationship with any DFA Company, and there has been no material dispute with a DFA Material Customer since December 31, 1998.

         3.15     INSURANCE.

                  (a) Section 3.15 of the Disclosure Letter contains a complete list of all policies of insurance to which any DFA Company is a party or under which any DFA Company, or any director (or similar Affiliate) of a DFA Company, is covered. The DFA Companies have made available to Suiza Foods or Suiza's Advisors true and complete copies of such insurance policies.

                  (b) Section 3.15 of the Disclosure Letter describes any self-insurance arrangement by any DFA Company, including any reserves established thereunder.

                  (c) To DFA's Knowledge, all policies to which any DFA Company is a party or that provide coverage to any DFA Company, taken together, provide adequate insurance coverage for the assets and the operations of the DFA Companies for all risks normally insured against by a Person carrying on the same business as the DFA Companies.


                  (d) No DFA Company has received (i) any refusal of coverage or
         (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or will be renewed only with a material increase in cost or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         3.16 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.16 of the Disclosure Letter:

                  (a) No DFA Company has materially violated or is in material violation of any Environmental Law.

                  (b) None of the DFA Facilities contains any Hazardous Materials in amounts exceeding the levels permitted by applicable Environmental Law or under circumstances that would require remediation or removal, at material expense, under Environmental Law.

                  (c) No DFA Company has engaged in any Hazardous Activities, and no Hazardous Materials have been disposed of, released or transported in material violation of any applicable Environmental Law to or from any of the DFA Facilities.

                  (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any Environmental Law conducted by or on behalf of any DFA Company, or which are in the possession of any DFA Company, relating to the activities of any DFA Company or any of the DFA Facilities that have not been delivered to Suiza Foods or Suiza's Advisors.

                  (e) No DFA Company or DFA Parent has received any actual or threatened Order or notice from any Governmental Body or the current or prior owner or operator of any DFA Facilities, of any actual or potential material violation or material failure to comply with any Environmental Law, or of any actual or, to DFA's Knowledge, threatened obligation to undertake or bear any cost, damage, expense, liability, or obligation arising from or under any Environmental Law.

         3.17 LABOR RELATIONS; COMPLIANCE. The DFA Companies have made available to Suiza Foods or Suiza's Advisors, a list of the top management of the DFA Companies, including date of employment, current title and compensation. Promptly after the date hereof, the DFA Companies will make available to Suiza Foods or Suiza's Advisors a complete list of all current employees of each DFA Company as of the date set forth therein, including date of employment, current title and compensation. Except as disclosed in Section 3.17 of the Disclosure Letter, there is not presently pending or existing (a) any strike, slowdown, picketing or work stoppage, or (b) any material Proceeding against or affecting any DFA Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters. To

DFA's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any DFA Company. Each DFA Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

         3.18     INTELLECTUAL PROPERTY.

                  (a) The term "DFA INTELLECTUAL PROPERTY ASSETS" includes:

                           (i) all fictional business names, trading names,
                  registered and unregistered trademarks, service marks, and applications (collectively, "DFA MARKS") owned, used, or licensed by any DFA Company as licensee or licensor; and

                           (ii) all know-how, trade secrets, confidential
                  information, customer lists, software, technical information, data, process technology, plans, drawings, blue prints and patents (collectively, "DFA TRADE SECRETS") owned, used, or licensed by any DFA Company as licensee or licensor.

                  (b) Each DFA Company has the right to use all of the DFA Intellectual Property Assets owned, used or licensed by it without infringing on or otherwise acting adversely to the rights or claimed rights of any Person. Except as disclosed in Section 3.18(b) of the Disclosure Letter, there are no Contracts relating to the DFA Intellectual Property Assets, including royalties paid or received by any DFA Company, to which any DFA Company is a party or by which any DFA Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $50,000 under which a DFA Company is the licensee. Except as disclosed in Section 3.18(b) of the Disclosure Letter, there are no outstanding disputes or disagreements with respect to any such Contract.

                  (c) Section 3.18(c) of the Disclosure Letter contains a complete and accurate list and summary description of all DFA Marks. Except for DFA Marks used under licenses disclosed in Section 3.18(b) of the Disclosure Letter, a DFA Company is the owner of all right, title and interest in and to each of the DFA Marks, free and clear of all Encumbrances. To DFA's Knowledge, there is no potentially interfering trademark or trademark application of any third party, and no DFA Mark is infringed or has been challenged or, to DFA's Knowledge, threatened in any way. To DFA's Knowledge, none of the DFA Marks used by any DFA Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

         3.19 YEAR 2000 COMPLIANCE. Except as set forth in Section 3.19 of the Disclosure Letter, all hardware, firmware, software and computer systems of the DFA Companies are, or will be by December 31, 1999, Year 2000 Compliant (as defined below) and shall continue to function in accordance with their intended purpose without material error or material interruption as a result of the transition to the year 2000. Neither any of the DFA Parents, the DFA Companies, nor Schenkel has received notice or otherwise has reason to believe that all hardware, firmware, software and computer systems of the respective DFA Material Customers and suppliers of the DFA Companies are not, or will not be by December 31, 1999, Year 2000 Compliant and that such will not continue to function in accordance with their intended purpose without material error or material interruption as a result of the transition to the year 2000.
Section 3.19 of the Disclosure Letter includes a reasonable estimate of the additional costs, if any, that the DFA Companies will incur to become Year 2000 Compliant. As used herein, "Year 2000 Compliant" means, with respect to any Person, that the hardware, firmware, software and computer systems of such Person will completely and accurately address, produce, store and calculate data involving dates before, on and after January 1, 2000 and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression dated based functions.

         3.20     BROKERS OR FINDERS.

                  (a) DFA, severally and not jointly and severally with Schenkel, represents and warrants that none of the DFA Companies or the DFA Parents or their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement for which any DFA Company, Venture or any Suiza Parent will be liable.

                  (b) Schenkel, severally and not jointly and severally with DFA, represents and warrants that none of the DFA Companies or Schenkel or their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement for which any DFA Company, Venture or any Suiza Parent will be liable.

         3.21     COMPETING INTERESTS.

                  (a) DFA, severally and not jointly and severally with Schenkel, represents and warrants that except as set forth in Section
         3.21 of the Disclosure Letter, neither of the DFA Parents, any DFA Company nor, to DFA's Knowledge (excluding, for purposes of this Section 3.21(a), the Knowledge of Schenkel), any Affiliate of any DFA Parent or DFA Company (excluding Schenkel) owns, directly or indirectly, a material financial interest in any Person that is a competitor, customer, supplier or vendor of any DFA Company that has material business dealings with any DFA Company, other than ownership of less than 1% of publicly traded securities of such Person.

                  (b) Schenkel, severally and not jointly and severally with DFA, represents and warrants that except as set forth in Section 3.21 of the Disclosure Letter, neither Schenkel, any DFA Company nor, to Schenkel's Knowledge, any Affiliate of Schenkel or any DFA Company (excluding the DFA Parents) owns, directly or indirectly, a material financial interest in any Person that is a competitor, customer, supplier or vendor of any DFA Company that has material business dealings with any DFA Company, other than ownership of less than 1% of publicly traded securities of such Person.

         3.22 INVESTMENT INTENT. Each DFA Parent is acquiring its Venture Interests pursuant to this Agreement and the Partnership Agreement for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         3.23 NO MISREPRESENTATIONS. The representations, warranties and statements made by DFA in or pursuant to this Agreement are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.

                                    SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF SUIZA FOODS

         Suiza Foods represents and warrants to DFA as follows (provided, however, that the Disclosure Letter sets forth certain exceptions to such representations and warranties or discloses certain matters in response to such representations and warranties, in each case identified by the applicable Section numbers below). Except where expressly stated otherwise, for purposes of this Section 4 (and all defined terms used in Section 4), the terms "Suiza Company" and "Suiza Companies" shall be deemed to include Robinson Dairy, but shall exclude any other Additional Dairy Operations.

         4.1      ORGANIZATION AND GOOD STANDING.

                  (a) Each Suiza Company and each Suiza Parent is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of its state of formation, with full corporate or limited liability company power and authority to conduct its business as it is now being conducted. Each Suiza Company is duly qualified to do business as a foreign corporation or foreign limited liability company and is in good standing under the laws of each state or other jurisdiction in which the nature of the activities conducted by it requires such qualification, except where such failure to so qualify does not have a Suiza Material Adverse Effect.

                  (b) Suiza has delivered to DFA or DFA's Advisors copies of the Organizational Documents of each Suiza Company, as currently in effect.

                  (c) No Suiza Company owns any direct or indirect equity interest (including any debt that is convertible into an equity interest) in any other Person (except other Suiza Companies), and no Suiza Company is obligated or committed to acquire any such interest.

         4.2      AUTHORITY; NO CONFLICT; CONSENTS.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of each Suiza Company and each Suiza Parent, enforceable against such entities in accordance with its terms except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws relating or affecting creditors' rights generally and by general equity principles.

                  (b) Each Suiza Company and each Suiza Parent has the requisite corporate right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by each Suiza Company and each Suiza Parent have been duly authorized by all necessary corporate action on the part of such entity and its owners.

                  (c) Except as disclosed in Section 4.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

                           (i)  conflict with any provision of the
                  Organizational Documents of any Suiza Company or any Suiza Parent;

                           (ii) result in a violation of, or give any
                  Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Suiza Company or any Suiza Parent is subject;

                           (iii) result in a violation of any of the terms or
                  requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Suiza Company or any Suiza Parent;

                           (iv) result in a violation or breach of any provision
                  of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract of any Suiza Company described in Section 4.14(a); or

                           (v) result in the imposition or creation of any
                  Encumbrance upon any of the assets owned or used by any Suiza Company or upon any of the equity interests in any Suiza Company.

                  (d) No Suiza Company or Suiza Parent is or will be required to obtain any Consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except (i) Consents disclosed in Section 4.2 of the Disclosure Letter, which will be obtained by Closing, or (ii) where the failure to obtain such Consents will not have a Suiza Material Adverse Effect.

         4.3 CAPITALIZATION. The authorized and outstanding equity interests of each Suiza Company are listed in Section 4.3 of the Disclosure Letter. Except for the LOS Preferred Interests in Land-O-Sun Dairies held by DFA Investment and except as set forth in Section 4.3 of the Disclosure Letter, the Suiza Parents or one of the other Suiza Companies are the record and beneficial owners and holders of all of the outstanding equity interests in each Suiza Company, free and clear of all Encumbrances. All of such equity interests have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 4.3 of the Disclosure Letter, (a) Suiza GTL Holdings owns 75% of the Suiza GTL Common Interests and $120 million aggregate stated amount of Suiza GTL Preferred Interests, free and clear of all Encumbrances and (b) Suiza SoCal owns 75% of the Suiza SoCal Common Interests and $95 million aggregate stated amount of Suiza SoCal Preferred Interests, free and clear of all Encumbrances. Except as contemplated in this Agreement, there are no Contracts relating to the issuance, sale, or transfer of any equity interests in any Suiza Company, or any equity interest in Suiza GTL or Suiza SoCal held by any Suiza Parent. None of the outstanding equity interests in any Suiza Company was issued in violation of the Securities Act.

         4.4 FINANCIAL STATEMENTS. Included within Section 4.4 of the Disclosure Letter are the consolidated financial statements of the Suiza Companies (excluding Robinson Dairy) as of and for the year ended December 31, 1998 and as of and for the six month period ended June 30, 1999 (collectively, the "SUIZA FINANCIAL STATEMENTS") and recent financial statements of Robinson Dairy (the "ROBINSON FINANCIAL STATEMENTS"). The Suiza Financial Statements and the Robinson Financial Statements fairly present in all material respects the assets and liabilities, financial condition and the results of operations of the Suiza Companies on a consolidated basis and Robinson Dairy, respectively, as at the respective dates of and for the periods referred to in such Suiza Financial Statements and Robinson Financial Statements, as applicable. Except as set forth in Section 4.4 of the Disclosure Letter, the Suiza Financial Statements and the Robinson Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited statements to the absence of footnote disclosure and other presentation items and to changes resulting from normal period-end adjustments for recurring accruals, which will not have a Suiza Material Adverse Effect. Subject to the limitations provided in the immediately preceding sentence, the Suiza Financial Statements and the Robinson Financial Statements have been prepared from the books and records of the Suiza Companies (excluding Robinson Dairy), as applicable, and Robinson Dairy, respectively, which accurately and fairly reflect in all material respects the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by the Suiza Companies (excluding Robinson Dairy), as applicable, and Robinson Dairy, respectively. All inventories and raw materials reflected in the June 30, 1999 balance sheet for the Suiza Companies (other than Robinson Dairy) (the "Interim Suiza Balance Sheet") and the Robinson Balance Sheet, or acquired since the respective dates thereof are of good and merchantable quality and are salable in the ordinary course of business (in the case of inventory held for sale) or currently usable (in the case of other inventory and raw materials) or adequate reserves have been established with respect thereto. All accounts receivable reflected in the Interim Suiza Balance Sheet and the Robinson Balance Sheet or acquired since the respective dates thereof arose in the Ordinary Course of Business of the Suiza Companies (excluding Robinson Dairy) and Robinson Dairy and are not subject to set-off, counterclaim or other reduction or adequate reserves have been established with respect thereto.

         4.5 BOOKS AND RECORDS. The books of account, minute books, and other records of each Suiza Company, all of which have been made available to DFA, are complete and correct in all material respects. At the Closing, all of those books and records will be in the possession of the applicable Suiza Company.

         4.6      TITLE TO PROPERTIES; ENCUMBRANCES.

                  (a) Section 4.6(a) of the Disclosure Letter includes a complete list (including the street address, where applicable) of each Suiza Facility. The Suiza Parents have made available to DFA or DFA's Advisors one or more recent depreciation schedules listing tangible personal property owned by the Suiza Companies as of the dates indicated. The tangible personal property of the Suiza Companies listed in such depreciation schedules is in good repair and operating condition in all material respects, normal wear and tear excepted.

                  (b) Each Suiza Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the Suiza Facilities owned or operated by the Suiza Companies or reflected as owned in the books and records of the Suiza Companies, including all of the properties and assets reflected in the Interim Suiza Balance Sheet and the Robinson Balance Sheet (except for real and personal property sold since the dates of the Interim Suiza Balance Sheet and the Robinson Balance Sheet in the Ordinary Course of Business of the Suiza Companies (excluding Robinson Dairy) and Robinson Dairy, respectively), and all of the properties and assets purchased or otherwise acquired by the Suiza Companies since the date of the Interim Suiza Balance Sheet and the Robinson Balance Sheet (except for real and personal property acquired and sold since the dates of the Interim Suiza Balance Sheet and the Robinson Balance Sheet in the Ordinary Course of Business of the Suiza Companies (excluding Robinson Dairy) and Robinson Dairy, respectively). Except as described in Section 4.6(b) of the Disclosure Letter and except as would not reasonably be expected to have, individually or in the aggregate, a Suiza Material Adverse Effect, all material properties and assets reflected in the Interim Suiza Balance Sheet and the Robinson Balance Sheet are free and clear of all Encumbrances except for Permitted Encumbrances.

                  (c) To Suiza's Knowledge, there are no proceedings pending or threatened that would alter the current zoning classification of the Suiza Facilities or alter any applicable laws, statutes, regulations, codes, conditions or restrictions related to zoning or land use that would have a material adverse affect on the existing use of the Suiza Facilities in the business of the Suiza Companies. Except as described in Section 4.6(c) of the Disclosure Letter, no Suiza Company has received any written notice from any insurance company of any defects or inadequacies in the Suiza Facilities that would, if not corrected, result in the termination of existing insurance coverage or a material increase in the present cost thereof. No Suiza Company has received any written notice providing for or threatening the discontinuation of necessary utilities to the Suiza Facilities. No Suiza Parent is a "foreign person" as that term is defined in Section 1445 of the IRC.

         4.7 NO UNDISCLOSED LIABILITIES. The Suiza Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for (a) liabilities or obligations reflected or reserved against in the Interim Suiza Balance Sheet and the Robinson Balance Sheet, (b) current liabilities incurred by the Suiza Companies (excluding Robinson Dairy) and Robinson Dairy in the Ordinary Course of Business since the date of the Interim Suiza Balance Sheet and the Robinson Balance Sheet, respectively, (c) performance Obligations under Contracts disclosed or not required to be disclosed pursuant to Section 4.14, and (d) matters disclosed in Section 4.7 of the Disclosure Letter.

         4.8      TAXES.  Except as set forth in Section 4.8 of the Disclosure
Letter:

                  (a) Each Suiza Company or the Suiza Parents have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed with respect to any Suiza Company pursuant to applicable Legal Requirements. Each Suiza Company or Suiza Parent has paid, or made provision for the payment of, all Taxes that have become due and payable as Taxes imposed on or with respect to such Suiza Company pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by such Suiza Company or Suiza Parent, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided by the Suiza Parents or in the Interim Suiza Balance Sheet and the Robinson Balance Sheet.

                  (b) No Suiza Company or Suiza Parent has been granted an extension of time for filing any Tax Return that has not yet been filed.

                  (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each Suiza Company or Suiza Parent are adequate in all material respects. To Suiza's Knowledge, there exists no proposed tax assessment against any Suiza Company (excluding Robinson Dairy) or Robinson Dairy or Suiza Parent, with respect to any Suiza Company, except as disclosed in the Interim Suiza Balance Sheet and the Robinson Balance Sheet, respectively, or in the Suiza Financial Statement. All Taxes that any Suiza Company or Suiza Parent is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body.

                  (d) All Tax Returns filed by any Suiza Company or Suiza Parent are true, correct, and complete with respect to Taxes imposed on or with respect to the respective Suiza Companies. No Suiza Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

                  (e) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to any Suiza Company for any taxable period.

                  (f) No Proceeding is pending or, to Suiza's Knowledge, threatened in regard to any Taxes due from or with respect to any Suiza Company or any Tax Return filed by or with respect to any Suiza Company.

         4.9 NO MATERIAL ADVERSE CHANGE. Since the date of the Interim Balance Sheet, there has not been any Suiza Material Adverse Effect.

         4.10     EMPLOYEE BENEFITS.

                  (a) Section 4.10(a) of the Disclosure Letter lists each Suiza Plan.

                  (b) Except as set forth in Section 4.10(b) of the Disclosure
         Letter:

                           (i) To Suiza's Knowledge, the terms and operations of
                  each Suiza Plan have at all times been in all material respects in accordance with ERISA, the IRC and each other applicable Legal Requirement.

                           (ii) All governmental reports and returns (including,
                  but not limited to, annual IRS/DOL 5500-series information returns/reports) required to be filed in connection with all Suiza Plans have been timely filed, and were true and complete in all material respects when filed.

                           (iii) No Suiza Company has a contribution obligation
                  to a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                           (iv) No Suiza Company has participated in any
                  transaction that could reasonably be expected to result in a Suiza Material Adverse Effect under ERISA Section 4069.

                           (v) All required contributions to all Suiza Plans and
                  all premiums, fees, or other payments required to be made in connection with any Suiza Plan have either been timely made or are reflected in the Financial Statements of such Suiza Company on an accrual basis.

                           (vi) No Suiza Plan is currently under audit by the
                  IRS or the DOL.

                           (vii) Other than routine claims for benefits, there
                  are no actions, suits, claims or investigations pending, or to Suiza's Knowledge, threatened against or with respect to any of the Suiza Plans or their assets.

                           (viii) With respect to any Employee Benefit Plan of
                  any Suiza Company that is a "Defined Benefit Plan" within the meaning of ERISA Section 3(35), (A) such Suiza Company has not incurred and is not reasonably likely to incur any liability under Title IV of ERISA (other than for the payment of premiums, all of which have been paid when due), (B) such Suiza Company has not incurred any accumulated funding deficiency within the meaning of IRC Section 412 and has not applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period under IRC
                  Section 412, and (C) no "Reportable Event" (as defined in
                  Section 4043 of ERISA) has occurred or is expected to occur.

                           (ix) With respect to each Employee Benefit Plan
                  maintained or contributed to, currently or in the past, by any Suiza Company or any ERISA Affiliate of a Suiza Company, or with respect to which any Suiza Company or ERISA Affiliate of a Suiza Company has liability (the "SUIZA CONTROLLED GROUP PLANS"); (A) there are no unfunded liabilities existing under any Suiza Control Group Plan; and (B) each such Suiza Control Group Plan has been operated in material compliance with ERISA, applicable tax qualification requirements and all other applicable Legal Requirements.

                           (x) None of the Suiza Companies, Suiza Parents, any
                  ERISA Affiliate of a Suiza Company nor any plan fiduciary of any Suiza Plan has engaged in any transaction in violation of
                  Section 406(a) of ERISA or any "prohibited transaction" (as defined in IRC Section 4975(c)(1) that would subject any Suiza Company, Venture, any DFA Parent or any ERISA Affiliate of the foregoing to any material taxes, penalties or other liabilities resulting from such transaction.

                  (c) Except as set forth in Section 4.10(c) of the Disclosure Letter, no Suiza Company is a party to or subject to any collective bargaining agreement, contract, commitment or arrangement, nor does any other written agreement determine the terms and conditions of employment of any employee of any Suiza Company, nor will this Agreement or the transactions contemplated hereby cause a termination or renegotiation of, or trigger any rights or result in a default under, any such agreement.

         4.11 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS. Except as set forth in Section 4.11 of the Disclosure Letter:

                  (a) Each Suiza Company is in compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business, except for any such noncompliance as would not reasonably be expected to have, individually or in the aggregate, a Suiza Material Adverse Effect.

                  (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Suiza Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) constitutes a violation by a Suiza Company of, or a failure on the part of a Suiza Company to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of any Suiza Company to undertake, or to bear all or any portion of the cost of, any remedial action.

                  (c) No Suiza Company has received, within the last 12 months, any outstanding notice from any Governmental Body or any other Person regarding (i) any actual or alleged violation of any Legal Requirement, or (ii) any actual or alleged obligation on the part of a Suiza Company to undertake, or to bear the cost of, any remedial action of any nature.

                  (d) Each Suiza Company holds all material Governmental Authorizations that are required in connection with the business of such Suiza Company. Each such Governmental Authorization is valid and in full force and effect, except where the failure to keep such authorization valid and in full force and effect will not have a Suiza Material Adverse Effect.

                  (e) Each Suiza Company is in compliance with all of the terms and requirements of each Governmental Authorization applicable to it, except for any such noncompliance as would not reasonably be expected to have, individually or in the aggregate, a Suiza Material Adverse Effect.

                  (f) No Suiza Company has received any outstanding notice, within the last 12 months, from any Governmental Body or any other Person regarding (i) any actual or alleged violation of any term or requirement of any Governmental Authorization, or (ii) any actual or proposed revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization.

                  (g) All applications required to have been filed for the renewal of the Governmental Authorizations of the Suiza Companies have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies, except where the failure to so file would not reasonably be expected to have, individually or in the aggregate, a Suiza Material Adverse Effect.

                  (h) The Governmental Authorizations held by the Suiza Companies constitute all of the material Governmental Authorizations necessary to permit each Suiza Company to lawfully conduct and operate its business in the manner it currently operates such business.

                  (i) To Suiza's Knowledge, since January 1, 1998, none of the officers, employees or agents of the Suiza Companies, nor any other Person acting on behalf of any of them or any Suiza Company has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person in violation of any Legal Requirement, including, without limitation, the Foreign Corrupt Practices Act.

                  (j) Since January 1, 1998, no Suiza Company has effected a recall or withdrawal of any of its products for health reasons, and, to Suiza's Knowledge, no facts have existed that, if known by the applicable Governmental Body, would have resulted in such a recall or withdrawal.

         4.12     LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Section 4.12(a) of the Disclosure Letter, there is no Proceeding:

                           (i) pending or, to Suiza's Knowledge, threatened
                  against any Suiza Company that, alone or in the aggregate, has had or would (if decided adversely) have, a Suiza Material Adverse Effect; or

                           (ii) that challenges, or that may have the effect of
                  preventing or making illegal, any of the Contemplated Transactions.

                  To the extent requested by DFA, Suiza has delivered, or has caused the applicable Suiza Company to deliver, to DFA or DFA's Advisors copies of all pleadings, correspondence, and other documents relating to each pending Proceeding listed in Section 4.12(a) of the Disclosure Letter related to any Suiza Company.

                  (b) Except as set forth in Section 4.12(b) of the Disclosure
         Letter:

                           (i) there is no Order to which any Suiza Company is subject;

                           (ii) no Affiliate, agent, or employee of any Suiza
                  Company is subject to any Order that prohibits such Affiliate, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of such Suiza Company that would have a Suiza Material Adverse Effect; and

                           (iii) no event has occurred or circumstance exists
                  that constitutes or results in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Suiza Company is subject.

         4.13     ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in
Section 4.13 of the Disclosure Letter or as contemplated hereby, since the dates of the Interim Suiza Balance Sheet and the Robinson Balance Sheet, each Suiza Company (excluding Robinson Dairy) and Robinson Dairy, respectively, has conducted its businesses only in the Ordinary Course of Business and there has not been any Suiza Material Adverse Effect or any:

                  (a) change in the authorized or issued equity interests of any Suiza Company; grant of any option or right to purchase equity interests in any Suiza Company; issuance of any security convertible into equity interests of any Suiza Company; grant of any registration rights; purchase, redemption, retirement, or other acquisition by such Suiza Company of any equity interests; or declaration or payment of any dividend or other distribution or payment in respect of equity interests (except for borrowings and repayments of intercompany accounts and balances in the Ordinary Course of Business);

                  (b) amendment to the Organizational Documents of any Suiza Company;

                  (c) payment or increase by any Suiza Company of any bonuses, salaries or other compensation to any Affiliate of such Suiza Company, or (except in the Ordinary Course of Business) any employee of any Suiza Company, or entry into any employment, severance or similar Contract with any Affiliate or employee of any Suiza Company, except in the Ordinary Course of Business;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Suiza Company;

                  (e) damage to or destruction or loss of any material asset or property of any Suiza Company that exceeds $500,000 in value, and is not covered by insurance;

                  (f) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to any Suiza Company that could exceed $500,000 or any material breach or material default (or event that with notice or lapse of time would constitute a material breach or material default) under any such Contract;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property valued in excess of $500,000 of any Suiza Company or any Encumbrance on any material asset or property of any Suiza Company;

                  (h) any incurrence of indebtedness for borrowed money, except in the Ordinary Course of Business, in excess of $100,000 (except for borrowings and repayments of intercompany accounts and balances in the Ordinary Course of Business);

                  (i) material change in the accounting methods used by any Suiza Company; or

                  (j) Contract, whether oral or written, by any Suiza Company to do any of the foregoing.



         4.14     CONTRACTS; NO DEFAULTS.

                  (a) Section 4.14(a) of the Disclosure Letter contains a complete and accurate list of the following Contracts, excluding, however, any such Contracts that are immediately terminable, or terminable upon not more than 60 days notice, by the applicable Suiza Company without incurring any monetary or nonmonetary liability, obligation or penalty of any nature:

                           (i) each Contract that involves performance of
                  services or delivery of goods or materials by or to any Suiza Company of an amount or value that could exceed $1,000,000 per year;

                           (ii) each Contract that was not entered into in the
                  Ordinary Course of Business and that involves expenditures or receipts of any Suiza Company that could exceed $100,000 or that is otherwise material to any Suiza Company;

                           (iii) each lease, rental or occupancy agreement,
                  license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property used by any Suiza Company (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $500,000);

                           (iv) each Contract containing covenants that
                  materially restrict the business activity of any Suiza Company or limit the freedom of any Suiza Company to engage in any line of business or to compete with any Person;

                           (v) each employment, consulting, noncompetition,
                  separation, collective bargaining, union or labor Contract applicable to any Suiza Company;

                           (vi) each Contract with or for the benefit of any
                  Suiza Parent or any Affiliate of any Suiza Company or, to Suiza's Knowledge, any immediate family member of an Affiliate of a Suiza Company;

                           (vii) each Contract under which any Suiza Company is
                  obligated to indemnify, or entitled to indemnification from, any third party, excluding any agreement that requires indemnification solely for a breach of such agreement and excluding any indemnification obligation or right that could not reasonably be expected to involve more than $100,000;

                           (viii) each Contract for capital expenditures by any
                  Suiza Company in excess of $500,000; and

                           (ix) each amendment, supplement, and modification
                  (whether oral or written) in respect of any of the foregoing.

                  (b) With respect to the Contracts identified in Section 4.14(a) of the Disclosure Letter:

                           (i) each Contract is in full force and effect and is
                  valid and enforceable in accordance with its terms except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws relating or affecting creditors' rights generally and by general equity principles;

                           (ii) Suiza has made available to DFA or DFA's
                  Advisors a copy of each such Contract that is in writing and a written summary accurately describing the material provisions of each such Contract that is not in writing;

                           (iii) each Suiza Company is in compliance with all
                  material terms and requirements of such Contracts; and

                           (iv) no Suiza Company has given to or received from
                  any other Person any notice regarding any actual or alleged violation of any such Contract.

                  (c) Suiza Foods has made available to DFA or DFA's Advisors a complete list of each customer of any Suiza Company that has accounted for more than $5,000,000 in gross sales of such Suiza Company for the year ended December 31, 1998 and for more than $2,500,000 for the six months ended June 30, 1999 (the "SUIZA MATERIAL CUSTOMERS") and indicating the amount of gross sales attributable to each Suiza Material Customer during such time periods. None of the Suiza Material Customers has notified any Suiza Company or Suiza Parent of any intention to, or to Suiza's Knowledge, otherwise threatened to, terminate or materially alter its relationship with any Suiza Company, and there has been no material dispute with a Suiza Material Customer since December 31, 1998.

         4.15     INSURANCE.

                  (a) Suiza has delivered to DFA or DFA's Advisors true and complete copies of all policies of insurance to which any Suiza Company is a party or under which any Suiza Company, or any director (or similar Affiliate) of a Suiza Company, is covered.

                  (b) Section 4.15 of the Disclosure Letter describes any self-insurance arrangement by any Suiza Company, including any reserves established thereunder.

                  (c) To Suiza's Knowledge, all policies to which any Suiza Company is a party or that provide coverage to any Suiza Company, taken together, provide adequate insurance coverage for the assets and the operations of the Suiza Companies for all risks normally insured against by a Person carrying on the same business as the Suiza Companies.

                  (d) No Suiza Company has received (i) any refusal of coverage or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or will be renewed only with a material increase in cost or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         4.16 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.16 of the Disclosure Letter:

                  (a) No Suiza Company has materially violated or is in material violation of any Environmental Law.

                  (b) None of the Suiza Facilities contains any Hazardous Materials in amounts exceeding the levels permitted by applicable Environmental Law or under circumstances that would require remediation or removal, at material expense, under Environmental Law.

                  (c) No Suiza Company has engaged in any Hazardous Activities, and no Hazardous Materials have been disposed of, released or transported in material violation of any applicable Environmental Law to or from any of the Suiza Facilities.

                  (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any Environmental Law conducted by or on behalf of any Suiza Company, or which are in the possession of any Suiza Company, relating to the activities of any Suiza Company or any of the Suiza Facilities that have not been made available to DFA or to DFA's Advisors.

                  (e) No Suiza Company or Suiza Parent has received any actual or threatened Order or notice from any Governmental Body or the current or prior owner or operator of any Suiza Facilities, of any actual or potential material violation or material failure to comply with any Environmental Law, or of any actual or, to Suiza's Knowledge, threatened obligation to undertake or bear any cost, damage, expense, liability, or obligation arising from or under any Environmental Law.

         4.17 LABOR RELATIONS; COMPLIANCE. Suiza Foods has made available to DFA or DFA's Advisors a complete list of all current employees of each Suiza Company as of the date set forth therein, including date of employment, current title and compensation. There is not presently pending or existing (a) any strike, slowdown, picketing or work stoppage, or (b) any material Proceeding against or affecting any Suiza Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters. To Suiza's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Suiza Company. Each Suiza Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

         4.18     INTELLECTUAL PROPERTY.

                  (a) The term "SUIZA INTELLECTUAL PROPERTY ASSETS" includes:

                           (i) all fictional business names, trading names,
                  registered and unregistered trademarks, service marks, and applications (collectively, "SUIZA MARKS") owned, used, or licensed by any Suiza Company as licensee or licensor; and

                           (ii) all know-how, trade secrets, confidential
                  information, customer lists, software, technical information, data, process technology, plans, drawings, blue prints and patents (collectively, "SUIZA TRADE SECRETS") owned, used, or licensed by any Suiza Company as licensee or licensor.

                  (b) Each Suiza Company has the right to use all of the Suiza Intellectual Property Assets owned, used or licensed by it without infringing on or otherwise acting adversely to the rights or claimed rights of any Person. Section 4.18(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by any Suiza Company, of all Contracts relating to the Suiza Intellectual Property Assets to which any Suiza Company is a party or by which any Suiza Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $50,000 under which a Suiza Company is the licensee. There are no outstanding disputes or disagreements with respect to any such Contract.

                  (c) Section 4.18(c) of the Disclosure Letter contains a complete and accurate list and summary description of all Suiza Marks. Except for Suiza Marks used under licenses disclosed in Section 4.18(b) of the Disclosure Letter, a Suiza Company is the owner of all right, title and interest in and to each of the Suiza Marks, free and clear of all Encumbrances. To Suiza's Knowledge, there is no potentially interfering trademark or trademark application of any third party, and no Suiza Mark is infringed or has been challenged or, to Suiza's Knowledge, threatened in any way. To Suiza's Knowledge, none of the Suiza Marks used by any Suiza Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

         4.19 YEAR 2000 COMPLIANCE. Except as set forth in Section 4.19 of the Disclosure Letter, all hardware, firmware, software and computer systems of the Suiza Companies are, or will be by December 31, 1999, Year 2000 Compliant and shall continue to function in accordance with their intended purpose without material error or material interruption as a result of the transition to the year 2000. Neither any of the Suiza Parents nor any of the Suiza Companies has received notice or otherwise has reason to believe that all hardware, firmware, software and computer systems of the respective Suiza Material Customers and suppliers of the Suiza Companies are not or will not be by December 31, 1999, Year 2000 Compliant and that such will not continue to function in accordance with their intended purpose without material error or material interruption as a result of the transition of the year 2000. Section 4.19 of the Disclosure Letter includes a reasonable estimate of the additional costs, if any, that the Suiza Companies will incur to become Year 2000 Compliant.

         4.20 BROKERS OR FINDERS. None of the Suiza Companies, the Suiza Parents or their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement for which any Suiza Company, Venture or any DFA Parent will be liable.

         4.21 COMPETING INTERESTS. Except as set forth in Section 4.21 of the Disclosure Letter, neither Suiza Parent nor, to Suiza's Knowledge, any Affiliate of any Suiza Parent or Suiza Company owns, directly or indirectly, a material financial interest in any Person that is a competitor, customer, supplier or vendor of any Suiza Company that has material business dealings with any Suiza Company, other than ownership of less than 1% of publicly traded securities of such Person.

         4.22 INVESTMENT INTENT. Suiza Sub is acquiring its Venture Interests pursuant to this Agreement and the Partnership Agreement for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         4.23 NO MISREPRESENTATIONS. The representations, warranties and statements made by Suiza Foods in or pursuant to this Agreement are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.

                                    SECTION 5

           COVENANTS OF DFA PARTIES AND SCHENKEL PRIOR TO CLOSING DATE

         5.1 ACCESS AND INVESTIGATION. Following the date of this Agreement, DFA, Schenkel and the DFA Companies will (a) afford Suiza Foods and its Representatives and its lenders and their Representatives (collectively, "SUIZA'S ADVISORS") reasonable access during normal business hours to the personnel, properties, contracts, books and records, and other documents and data of the DFA Companies, (b) furnish Suiza Foods and Suiza's Advisors with copies of all such contracts, books and records, and other existing documents and data as Suiza Foods may reasonably request with respect to the DFA Companies, and (c) furnish Suiza Foods and Suiza's Advisors with such additional financial, operating, and other data and information with respect to the DFA Companies as Suiza Foods may reasonably request.

         5.2 OPERATION OF THE BUSINESS OF THE DFA COMPANIES. Between the date of this Agreement and the Closing Date, each DFA Company will, and Schenkel will cause the DFA Companies to:

                  (a) conduct the business of each DFA Company only in the Ordinary Course of Business;

                  (b) use their commercially reasonable efforts to maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each DFA Company; and

                  (c) otherwise report periodically to Suiza Foods concerning the status of the business, operations, and finances of the DFA Companies as may be reasonably requested by Suiza Foods.

         5.3 NEGATIVE COVENANT. Except as set forth in Section 5.3 of the Disclosure Letter and except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the DFA Companies will not, and Schenkel will cause the DFA Companies not to, without the prior consent of Suiza Foods, which consent will not be unreasonably withheld, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.13 will occur.

         5.4 NOTIFICATION. Between the date of this Agreement and the Closing Date, DFA and Schenkel will promptly notify Suiza Foods in writing if DFA, any DFA Company or Schenkel becomes aware of any fact or condition that causes or constitutes a material breach of any of DFA's and Schenkel's representations and warranties as of the date of this Agreement, or if DFA, any DFA Company or Schenkel becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, DFA and Schenkel will promptly notify Suiza Foods of the occurrence of any material breach of any covenant of DFA, any DFA Company or Schenkel in this
Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Sections 7 and 9 impossible.

         5.5 DISTRIBUTIONS AND CERTAIN OTHER RESTRICTED PAYMENTS. Except as set forth in Section 5.5 of the Disclosure Letter and as contemplated by this Agreement, between the date of this Agreement and the Closing Date, the DFA Companies will not, and Schenkel will cause each DFA Company not to, (a) declare or pay any distributions in respect of any equity interests of any DFA Company or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any equity interests of any DFA Company. Immediately prior to the Closing, each of Suiza GTL and Suiza SoCal will pay the accumulated, unpaid preferred return on their respective outstanding preferred interests to the holders of such preferred interests.

         5.6 DISCHARGE OF INDEBTEDNESS. At or prior to the Closing, each DFA Company will discharge all indebtedness for borrowed money of such DFA Company, and any guaranties of indebtedness for borrowed money by such DFA Company, and use reasonable efforts to obtain a release of any Encumbrances on the assets of such DFA Company (including without limitation the Encumbrances identified in Section 3.6(b) of the Disclosure Letter), except for Permitted Encumbrances, the SFG Subordinated Notes and except for the specific obligations and Encumbrances identified in Section 5.6 of the Disclosure letter (the "DFA PERMITTED OBLIGATIONS"). If any such Encumbrances (other than DFA Permitted Obligations and the SFG

Subordinated Notes) have not been released at the Closing, DFA and Schenkel will obtain releases of such Encumbrances within 45 days after the Closing. The DFA Parents and Schenkel will be responsible for (and will be entitled to any benefits relating to) any state or federal income Taxes arising out of the operations of the DFA Companies prior to the Closing.

         5.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 10, DFA, the DFA Companies and Schenkel will not, and will cause their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to any Person (other than Suiza Foods and Suiza's Advisors) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any DFA Company, or any of the equity interests of any DFA Company, or any merger, consolidation, business combination, or similar transaction involving any DFA Company.

         5.8 REASONABLE EFFORTS. Between the date of this Agreement and the Closing Date, DFA, each DFA Company and Schenkel will use commercially reasonably efforts to cause the conditions in Sections 7, 8 and 9 to be satisfied.

         5.9 ASSISTANCE WITH PERMITS AND FILINGS. DFA, each DFA Company and Schenkel will furnish Suiza Foods with all information that is required for inclusion in any application or filing to be made by Suiza Foods or its affiliates to any Governmental Body in connection with the Contemplated Transactions. DFA, each DFA Company and Schenkel will use commercially reasonable efforts to assist Suiza Foods in obtaining any Governmental Authorizations, or any Consents related thereto, that any Suiza Parent or Venture will require in connection with the Contemplated Transactions.

         5.10 CONFIDENTIALITY. Schenkel, each DFA Parent and each DFA Company will maintain in confidence, and will cause their respective Representatives to maintain in confidence, any non-public information furnished to them by any Suiza Parent, any Suiza Company, Suiza SoCal, Suiza GTL or Suiza's Representatives in connection with this Agreement or the Contemplated Transactions to the extent required by, and in accordance with, the provisions of the Mutual Confidentiality Agreement dated April 30, 1999 executed by DFA, Suiza Foods, SFG and Schenkel (as if each such DFA Parent and DFA Company were a party thereto).

         5.11 LICENSE AGREEMENT. Venture and Suiza Foods shall negotiate one or more licensing arrangements pursuant to which Suiza Foods will receive royalties for the use by Venture of any fictional business names, trading names, registered and unregistered trademarks, service marks, and applications or other intellectual property owned by or licensed to (now or in the future) Suiza Foods or its affiliates, which license arrangements shall be reasonably acceptable to Venture, Suiza Foods and DFA.

         5.12 TERMINATION OF CERTAIN EMPLOYEE BENEFITS. Prior to or at the Closing, SFG shall, and Schenkel shall cause SFG to, terminate and fully discharge, except as otherwise mutually agreed between DFA and Suiza Foods, all liabilities associated with the DFA Plans set forth on Section 5.12 of the Disclosure Letter, and such other plans as may be mutually agreed upon by DFA and Suiza Foods, and all unit appreciation rights issued by or that otherwise constitute an obligation of SFG. DFA shall make an additional cash capital contribution if and to the extent that there is a funding deficiency or shortfall upon termination of any of such plans.

         5.13 SATISFACTION OF CERTAIN CHANGE OF CONTROL OBLIGATIONS. Prior to the Closing, DFA shall make a capital contribution to SFG sufficient to satisfy in full, and SFG shall satisfy in full, all obligations under that certain Change of Control Agreement dated April 6, 1999 between SFG and Anthony
R. Ward, and all other change of control obligations to key employees referenced in Sections 3.2(a) and 5.3(a) of the Disclosure Letter.

         5.14 AGREEMENT ON ASSET VALUES. DFA, Schenkel and Suiza Foods will agree in good faith on the values of the assets of SFG that affect the amount of ordinary income to be recognized by Schenkel for Tax purposes as a result of the Contemplated Transactions.

                                    SECTION 6

                COVENANTS OF SUIZA PARTIES PRIOR TO CLOSING DATE

         6.1 ACCESS AND INVESTIGATION. Following the date of this Agreement, the Suiza Parents and the Suiza Companies will (a) afford DFA and its Representatives and lenders and their Representatives (collectively, "DFA'S ADVISORS") reasonable access during normal business hours to the personnel, properties, contracts, books and records, and other documents and data of the Suiza Companies, (b) furnish DFA and DFA's Advisors with copies of all such contracts, books and records, and other existing documents and data as DFA may reasonably request with respect to the Suiza Companies, and (c) furnish DFA and DFA's Advisors with such additional financial, operating, and other data and information with respect to the Suiza Companies as DFA may reasonably request.

         6.2 OPERATION OF THE BUSINESS OF THE SUIZA COMPANIES. Between the date of this Agreement and the Closing Date, each Suiza Company will, and the Suiza Parents will cause the Suiza Companies to:

                  (a) conduct the business of each Suiza Company only in the Ordinary Course of Business;

                  (b) use their commercially reasonable efforts to maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each Suiza Company; and

                  (c) otherwise report periodically to DFA concerning the status of the business, operations, and finances of the Suiza Companies as may be reasonably requested by DFA.

         6.3      NEGATIVE COVENANT. Except as otherwise set forth in Section
6.3 of the Disclosure Letter and except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Suiza Companies will not, and the Suiza

Parents will cause the Suiza Companies not to, without the prior consent of DFA, which consent will not be unreasonably withheld, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 4.13 will occur.

         6.4 NOTIFICATION. Between the date of this Agreement and the Closing Date, Suiza Foods will promptly notify DFA in writing if any Suiza Parent or any Suiza Company becomes aware of any fact or condition that causes or constitutes a material breach of any of Suiza Foods' representations and warranties as of the date of this Agreement, or if any Suiza Parent or any Suiza Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Suiza Foods will promptly notify DFA of the occurrence of any material breach of any covenant of any Suiza Parent or any Suiza Company in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 8 impossible.

         6.5 DISTRIBUTIONS AND CERTAIN OTHER RESTRICTED PAYMENTS. Except as otherwise set forth in Section 6.5 of the Disclosure Letter, between the date of this Agreement and the Closing Date, the Suiza Companies will not, and the Suiza Parents will cause the Suiza Companies not to, (a) declare or pay any distributions in respect of any equity interests of any Suiza Company (except for borrowings and repayments of intercompany accounts and balances in the Ordinary Course of Business) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any equity interests of any Suiza Company. Immediately prior to the Closing, each of Land-O-Sun Dairies, Suiza GTL and Suiza SoCal will pay the accumulated, unpaid preferred return on their respective outstanding preferred interests to the holders of such preferred interests.

         6.6 DISCHARGE OF INDEBTEDNESS. At or prior to the Closing, each Suiza Company, Suiza GTL and Suiza SoCal will, and the Suiza Parents will cause each Suiza Company, Suiza GTL and Suiza SoCal to, discharge all indebtedness for borrowed money of such Suiza Company, and any guaranties of indebtedness for borrowed money by such Suiza Company, and will use reasonable efforts to obtain a release of any Encumbrances on the assets of such Suiza Company (including without limitation the Encumbrances identified in Section 4.6(b) of the Disclosure Letter), except for liens for current Taxes not yet due and except for the specific obligations and Encumbrances identified in Section 6.6 of the Disclosure Letter (the "SUIZA PERMITTED OBLIGATIONS"). If any such Encumbrances (other than Suiza Permitted Obligations) have not been released at the Closing, the Suiza Parents will obtain releases of such Encumbrances within 45 days after the Closing. The Suiza Parents will be responsible for (and will be entitled to any benefits relating to) any state or federal income Taxes arising out of the operations of the Suiza Companies prior to the Closing.

         6.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 10, the Suiza Parents and the Suiza Companies will not, and will cause their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to any Person (other than DFA and DFA's Advisors) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Suiza Company, or any of the equity interests of any Suiza Company, or any merger, consolidation, business combination, or similar transaction involving any Suiza Company, except as otherwise set forth in Section 6.7 of the Disclosure Letter and except as otherwise contemplated in Section 13.

         6.8 REASONABLE EFFORTS. Between the date of this Agreement and the Closing Date, each Suiza Parent and each Suiza Company will use commercially reasonable efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         6.9 ASSISTANCE WITH PERMITS AND FILINGS. Each Suiza Parent and each Suiza Company will furnish DFA with all information that is required for inclusion in any application or filing to be made by DFA or its affiliates to any Governmental Body in connection with the Contemplated Transactions. Each Suiza Parent and each Suiza Company will use commercially reasonable efforts to assist DFA in obtaining any Governmental Authorizations, or any Consents related thereto, that DFA or Venture will require in connection with the Contemplated Transactions.

         6.10 CONFIDENTIALITY. Each Suiza Parent and each Suiza Company will maintain in confidence, and will cause their respective Representatives to maintain in confidence, any non-public information furnished to them by either DFA Parent, any DFA Company or DFA's Representatives in connection with this Agreement or the Contemplated Transactions to the extent required by, and in accordance with, the provisions of the Mutual Confidentiality Agreement dated April 30, 1999 executed by DFA, Suiza Foods, SFG and Schenkel (as if each Suiza Parent and each Suiza Company were a party thereto).

         6.11 LICENSE AGREEMENT. Venture and Suiza Foods shall negotiate one or more licensing arrangements pursuant to which Suiza Foods will receive royalties for the use by Venture of any fictional business names, trading names, registered and unregistered trademarks, service marks, and applications or other intellectual property owned by or licensed to (now or in the future) Suiza Foods or its affiliates, which license arrangements shall be reasonably acceptable to Venture, Suiza Foods and DFA.

         6.12 AGREEMENT ON ASSET VALUES. DFA, Schenkel and Suiza Foods will agree in good faith on the values of the assets of SFG that affect the amount of ordinary income to be recognized by Schenkel for Tax purposes as a result of the Contemplated Transactions.

                                    SECTION 7

               CONDITIONS PRECEDENT TO SUIZA'S OBLIGATION TO CLOSE

         The obligation of the Suiza Parents and the Suiza Companies to complete the Contemplated Transactions and take the other actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Suiza Foods, in whole or in part):

         7.1 ACCURACY OF REPRESENTATIONS. All of DFA's and Schenkel's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         7.2      DFA'S OR SCHENKEL'S PERFORMANCE.

                  (a) All of the covenants and obligations that any DFA Parent, any DFA Company or Schenkel is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered by any DFA Parent, any DFA Company or Schenkel pursuant to Section 2.8 must have been delivered.

         7.3 ABSENCE OF MATERIAL ADVERSE EFFECTS. Since the date of this Agreement, no DFA Material Adverse Effect shall have occurred that is continuing.

         7.4 CONSENTS. Any Consents that any Suiza Parent, Suiza GTL, Suiza SoCal, any Suiza Company, any DFA Parent, any DFA Company or Venture may be required to obtain to consummate the Contemplated Transactions must have been obtained and must be in full force and effect, except where the failure to obtain such Consent would only affect Venture and would not result in a DFA Material Adverse Effect or a Suiza Material Adverse Effect.

         7.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened against any Suiza Parent, or against any Person affiliated with a Suiza Parent (including, without limitation, Suiza GTL and Suiza SoCal), any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing or making illegal any of the Contemplated Transactions.

         7.6 DISCHARGE OF INDEBTEDNESS. Suiza Foods must have received reasonably satisfactory evidence that all indebtedness for borrowed money of each DFA Company and any guaranties of indebtedness by any DFA Company have been fully discharged, except for the DFA Permitted Obligations and the SFG Subordinated Notes.

         7.7 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) result in a material violation of any applicable Legal Requirement or Order that would cause any Suiza Parent or any Person affiliated with a Suiza Parent (including, without limitation, Suiza GTL and Suiza SoCal) to suffer any material adverse effect.

         7.8 CERTIFICATES. DFA and Schenkel shall have delivered to the Suiza Parents a closing certificate, substantially in the form attached hereto as Exhibit F, and each DFA Parent and each DFA Company shall have delivered to the Suiza Parents a certificate of its secretary, substantially in the form attached hereto as Exhibit G.

         7.9 LEGAL OPINION. DFA, SFG and Schenkel shall have each delivered to the Suiza Parents a legal opinion of their respective counsel, which legal opinion shall be in form and substance as is reasonable and customary for transactions such as the Contemplated Transactions.

                                    SECTION 8

                CONDITIONS PRECEDENT TO DFA'S OBLIGATION TO CLOSE

         The obligation of the DFA Parents and the DFA Companies to complete the Contemplated Transactions and take the other actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by DFA, in whole or in part).

         8.1 ACCURACY OF REPRESENTATIONS. All of Suiza Foods' representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         8.2      SUIZA'S PERFORMANCE.

                  (a) All of the covenants and obligations that any Suiza Parent and any Suiza Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered by any Suiza Parent or any Suiza Company pursuant to Section 2.8 must have been delivered.

         8.3 ABSENCE OF MATERIAL ADVERSE EFFECTS. Since the date of this Agreement, no Suiza Material Adverse Effect shall have occurred that is continuing.

         8.4 CONSENTS. Any Consents that any DFA Parent, any Suiza Parent, Suiza GTL, Suiza SoCal, any Suiza Company, any DFA Company or Venture may be required to obtain to consummate the Contemplated Transactions must have been obtained and must be in full force and effect, except where the failure to obtain such Consent would only affect Venture and would not result in a DFA Material Adverse Effect or a Suiza Material Adverse Effect.

         8.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened against any DFA Parent, or against any Person affiliated with a DFA Parent, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing or making illegal any of the Contemplated Transactions.

         8.6 DISCHARGE OF INDEBTEDNESS. DFA must have received reasonably satisfactory evidence that all indebtedness for borrowed money of each Suiza Company and any guaranties of indebtedness by any Suiza Company have been fully discharged, except for the Suiza Permitted Obligations.

         8.7 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) result in a material violation of any applicable Legal Requirement or Order that would cause DFA Parent or any Person affiliated with DFA Parent to suffer any material adverse effect.

         8.8 CERTIFICATES. Suiza Foods shall have delivered to DFA a closing certificate, substantially in the form attached hereto as Exhibit H, and each Suiza Parent and each Suiza Company shall have delivered to DFA a certificate of its secretary, substantially in the form attached hereto as
Exhibit I.

         8.9 LEGAL OPINION. Suiza Foods shall have delivered to DFA a legal opinion of Suiza Foods' counsel, which legal opinion shall be in form and substance as is reasonable and customary for transactions such as the Contemplated Transactions.

                                    SECTION 9

             CONDITIONS PRECEDENT TO SCHENKEL'S OBLIGATION TO CLOSE

         The obligation of Schenkel to complete the Purchases and take the other actions required to be taken by him at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Schenkel in whole or in part):

                  (a) Schenkel shall have received the cash set forth in Section
         2.8 in respect of the Purchases;

                  (b) each document required to be delivered to Schenkel by any DFA Parent, DFA Company, Suiza Parent or Suiza Company pursuant to
         Section 2.8, if any, must have been delivered;

                  (c) Any Consents that Schenkel may be required to obtain, or that may be required under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, to consummate the Contemplated Transactions must have been obtained and must be in full force and effect, except where the failure to obtain such Consent would only affect Venture and would not result in a material adverse effect to Schenkel;

                  (d) Since the date of this Agreement, there must not have been commenced or threatened against Schenkel any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing or making illegal any of the Contemplated Transactions;

                  (e) Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) result in a material violation of any applicable Legal Requirement or Order that would cause Schenkel to suffer any material adverse effect; and

                  (f) The other Contemplated Transactions shall have been consummated or be ready to be consummated without further condition.

                                   SECTION 10

                                   TERMINATION

         10.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Suiza Foods or DFA if a material breach of any provision of Section 5 or Section 6, respectively, has been committed by the other party and such breach has not been waived;

                  (b) (i) by Suiza Foods if satisfaction of a condition in
         Section 7 is or becomes impossible (other than through the failure of any Suiza Parent or any Suiza Company to comply with its obligations under this Agreement) and Suiza Foods has not waived such condition on or before the Closing Date, or (ii) by DFA if satisfaction of a condition in Section 8 is or becomes impossible (other than through the failure of any DFA Parent or any DFA Company to comply with their respective obligations under this Agreement) and DFA has not waived such condition on or before the Closing Date;

                  (c) by mutual consent of Suiza Foods and DFA; or

                  (d) by either Suiza Foods or DFA if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement or its affiliates to comply fully with its obligations under this Agreement) on or before December 31, 1999 or such later date as the parties may agree upon.

         10.2     EFFECT OF TERMINATION. Each party's right of termination under
Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate and no party will have any liability or obligation (for reimbursement of expenses or otherwise) to any other party, except that the obligations in Sections 5.10 and
6.10 will survive and except that each party will remain liable to the other parties for any breach of this Agreement by such party occurring prior to such termination and all legal remedies of the other parties in respect of any such breach will survive such termination unimpaired.

                                   SECTION 11

                            INDEMNIFICATION; REMEDIES

         11.1 REPRESENTATIONS; SURVIVAL. Except for the express representations and warranties contained in Section 3 and Section 4 and in any certificate delivered pursuant to this Agreement, none of the parties to this Agreement are making any representation or warranty whatsoever, express or implied, including but not limited to any implied warranty or representation as to condition, merchantability or suitability, as to any of the properties or assets of the DFA Companies or the Suiza Companies, Suiza GTL or Suiza SoCal and such assets are being taken "as is" and "where is." It is understood that, except as otherwise specified in this Agreement and except to the extent included within or incorporated into the Disclosure Letter, any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations provided or addressed to any party to this Agreement or any other Person are not and shall not be deemed to be or to include representations or warranties of any party to this Agreement. Except as otherwise provided in this Section 11.1, all representations and warranties in this Agreement and any other certificate or document delivered pursuant to this Agreement will terminate twelve months after the Closing; provided, however, that (a) if any breach of the representations and warranties set forth in Sections 3.1, 3.2, 3.8, 3.10, 3.11, 3.12 or 3.16 or in Sections 4.1, 4.2, 4.8, 4.10, 4.11, 4.12 or 4.16 constitutes a violation of any Legal Requirement, then such representations and warranties and any claim for indemnification applicable to such a violation shall survive for the applicable statute of limitation with respect thereto; and (b) with respect to the representations and warranties set forth in Section 3.3 and Section 4.3, such representations and warranties and any claim for indemnification with respect thereto shall survive indefinitely.

         11.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY DFA AND SCHENKEL. In addition to the obligations of DFA and Schenkel pursuant to Sections 11.3 and 11.4, respectively, notwithstanding any investigation by Suiza Foods or its Representatives, DFA and Schenkel, jointly and severally, will indemnify, defend and hold harmless Venture for, and will pay to Venture the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made jointly and severally by DFA and Schenkel in this Agreement or in any certificate delivered by DFA and Schenkel pursuant to this Agreement that survives the Closing in accordance with Section 11.1 or any allegation by a third party that, if true, would constitute such a breach; provided that any claim for indemnification pursuant to this subparagraph (a) is made within the time period specified in Section
         11.1 for the survival of the applicable representation or warranty that has been breached or is the subject of the third party claim; or

                  (b) any claim by any Person, including, without limitation, for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any DFA Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         11.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY DFA. In addition to DFA's obligations pursuant to Section 11.2, notwithstanding any investigation by Suiza Foods or its Representatives, DFA will indemnify, defend and hold harmless Venture for, and will pay to Venture the amount of, any Damages arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made severally by DFA in this Agreement or in any certificate delivered by DFA pursuant to this Agreement that survives the Closing in accordance with Section 11.1 or any allegation by a third party that, if true, would constitute such a breach; provided that any claim for indemnification pursuant to this subparagraph (a) is made within the time period specified in Section 11.1 for the survival of the applicable representation or warranty that has been breached or is the subject of the third party claim;

                  (b) any breach by any DFA Parent or any DFA Company of any covenant or obligation of such Person in this Agreement;

                  (c) any claim by any Person, including, without limitation, for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any DFA Parent (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; or

                  (d) any matter for which Suiza Foods and its Affiliates are entitled to be indemnified, defended, held harmless or paid under the certain Membership Interest Purchase Agreement and Recapitalization Agreements dated January 31, 1998 among Suiza Foods, the holders of the limited liability company interests of Land-O-Sun Dairies identified therein and DFA (the "LAND-O-SUN PURCHASE AGREEMENT").

         11.4 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SCHENKEL. In addition to Schenkel's obligations pursuant to Section 11.2, notwithstanding any investigation by Suiza Foods or its Representatives, Schenkel will indemnify, defend and hold harmless Venture for, and will pay to Venture the amount of, any Damages arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made severally by Schenkel in this Agreement or in any certificate delivered by Schenkel pursuant to this Agreement that survives the Closing in accordance with Section 11.1 or any allegation by a third party that, if true, would constitute such a breach; provided that any claim for indemnification pursuant to this subparagraph (a) is made within the time period specified in Section 11.1 for the survival of the applicable representation or warranty that has been breached or is the subject of the third party claim;

                  (b) any breach by any DFA Company or Schenkel of any covenant or obligation of such Person in this Agreement; or

                  (c) any claim by any Person, including, without limitation, for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Schenkel (or any Person acting on his behalf) in connection with any of the Contemplated Transactions.

         11.5 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SUIZA PARENTS. Notwithstanding any investigation by either DFA Parent or its Representatives, the Suiza Parents, jointly and severally, will indemnify, defend and hold harmless Venture for, and will pay to Venture the amount of, any Damages arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by Suiza Foods in this Agreement or in any certificate delivered by any Suiza Parent pursuant to this Agreement that survives the Closing in accordance with Section 11.1 or any allegation by a third party that, if true, would constitute such a breach; provided that any claim for indemnification pursuant to this subparagraph (a) is made within the time period specified in Section 11.1 for the survival of the applicable representation or warranty that has been breached or is the subject of the third party claim;

                  (b) any breach by any Suiza Parent or any Suiza Company of any covenant or obligation of such Person in this Agreement; or

                  (c) any claim by any Person, including, without limitation, for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Suiza Parent or any Suiza Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

; provided, that the Suiza Parents shall have no obligation to indemnify, defend or hold harmless Venture for, or to pay to Venture the amount of, any Damages arising, directly or indirectly, from or in connection with, any matters for which Suiza Foods and its Affiliates are entitled to be indemnified, defended, held harmless or paid under the Land-O-Sun Purchase Agreement.

         11.6 INDEMNIFICATION AND PAYMENT OF DAMAGES BY VENTURE. Venture will indemnify, defend and hold harmless the DFA Parents and the Suiza Parents for, and will pay to the DFA Parents and the Suiza Parents the amount of, any Damages arising, directly or indirectly, from or in connection with the operation of the business of Venture following the Closing and from the failure of Venture to satisfy any obligations of Suiza Foods assigned hereunder; provided that (a) the DFA Parents will not be entitled to indemnification under this paragraph for any Damages for which Venture is entitled to indemnification under Section 11.2 or 11.3, and (b) the Suiza Parents will not be entitled to indemnification under this paragraph for any Damages for which Venture is entitled to indemnification under Section 11.5.

         11.7     LIMITATIONS ON AMOUNT.

                  (a) In determining the amount of Damages for which an Indemnified Person is entitled to indemnification under Section 11.2, 11.3, 11.4, 11.5 or 11.6, any insurance proceeds or tax benefits that are realized or that could reasonably be expected to be realized by such Indemnified Person (if a claim were properly pursued under the relevant insurance arrangements or Legal Requirements), as well as any costs associated with obtaining such insurance proceeds or tax benefits, will be considered.

                  (b) Venture will be entitled to indemnification (i) from DFA and Schenkel under paragraph (a) of Section 11.2, from DFA under paragraph (a) of Section 11.3, and from Schenkel under paragraph (a) of
         Section 11.4, and (ii) from the Suiza Parents under paragraph (a) of
         Section 11.5, only to the extent and in the amount that the aggregate amount of indemnifiable Damages incurred by Venture under such clauses
         (i) and (ii) of this Section 11.7(b), respectively, exceeds $5,000,000.

                  (c) The maximum aggregate amount to which Venture will be entitled to indemnification (i) under paragraph (a) of Sections 11.2,
         11.3 and 11.4, and (ii) under paragraph (a) of Section 11.5, is limited to $25,000,000 for each such clause (i) and (ii) of this Section 11.7(c).

                  (d) Notwithstanding the foregoing, the limitations set forth in Section 11.7(b) and (c) will not apply to Damages arising from or in connection with a breach or alleged breach of the representations and warranties of DFA and Schenkel, whether made severally or jointly and severally, set forth in Section 3.3, or the representations and warranties of Suiza Foods set forth in Section 4.3.

         11.8     PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.

                  (a) Promptly after receipt by an Indemnified Person under
         Section 11.2, 11.3, 11.4, 11.5 or 11.6 of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

                  (b) If any Proceeding referred to in Section 11.8(a) is brought against an Indemnified Person and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), assume the defense of such Proceeding with counsel satisfactory to the

         Indemnified Person and, after notice from the indemnifying party to the Indemnified Person of its election to assume the defense of such Proceeding and an acknowledgment of its indemnification obligation with respect thereto, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 11 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding in accordance with the preceding sentence, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party and
         (ii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement reasonably effected by the Indemnified Person prior to notification by the indemnifying party, after such ten day period, if any, of its election to assume the defense thereof.

                  (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) To the extent that Venture is entitled to indemnification from any Suiza Parent pursuant to this Section 11, Venture may offset such claim against distributions otherwise payable to either Suiza Parent under the Partnership Agreement. To the extent that Venture is entitled to indemnification from DFA and Schenkel pursuant to this
         Section 11, Venture may offset such claim against distributions otherwise payable to DFA under the Partnership Agreement.

         11.9 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         11.10 MITIGATION. Upon and after becoming aware of any event that could reasonably be expected to give rise to any Damages that are indemnifiable under this Section 11, the Indemnified Party shall make reasonable efforts to mitigate such Damages.


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


         11.11 EXCLUSIVE REMEDY. The parties acknowledge and agree that, upon and following the Closing, the indemnification rights provided in this Section 11 shall be the sole and exclusive remedy available to the parties for any claim or cause of action arising out of any breach of this Agreement. Notwithstanding the foregoing, Venture, DFA and Suiza Foods acknowledge and agree that the indemnification rights and obligations of (a) DFA, Suiza Foods and Suiza GTL under that certain Contribution Agreement and Plan of Merger dated December 17, 1998 among Suiza Foods, Suiza GTL Holdings, the Suiza companies identified therein, DFA, Suiza GTL and for certain limited purposes, Mid-Am and Timothy A. Natole and (b) DFA, Suiza Foods and Suiza SoCal under that certain Contribution Agreement, Plan of Merger and Purchase Agreement dated July 30, 1999 among Suiza Foods, Suiza SoCal Holdings, Swiss Dairy Corporation, DFA, Adohr Farms, LLC, Suiza SoCal and for certain limited purposes, Mid-Am, Louis J. Stremick and Michael W. Malone, continue in full force and effect after the Closing and constitute additional remedies available to DFA, Suiza Foods, Suiza GTL and Suiza SoCal, as applicable, in respect of Suiza GTL and Suiza SoCal.

                                   SECTION 12

                             POST CLOSING COVENANTS

         12.1 NONDISCLOSURE. The DFA Parents acknowledge and agree that all customer, prospect and marketing lists, sales data, intellectual property, proprietary information, trade secrets and other confidential information of the DFA Companies (collectively, "CONFIDENTIAL INFORMATION") are valuable assets of the DFA Companies and will be owned exclusively by Venture following the Closing. The DFA Parents agree to, and agree to cause their respective Representatives to, treat the Confidential Information as confidential and not to disclose such information or make use of such information for their own purposes or for the benefit of any other Person (other than the DFA Companies or, after the Closing, Venture). The foregoing confidentiality obligations will not apply to information that (a) is at the time of receipt or thereafter becomes publicly known through no wrongful act of any DFA Parent, (b) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement or (c) is required to be disclosed pursuant to any Proceedings or an Order.

         12.2 RECORDS RETENTION. The Suiza Parents, Venture and the DFA Parents agree that so long as any books, records and files, including Tax Records (as defined below) relating to the DFA Companies or Venture that are retained by the DFA Parents, or Business Records of the DFA Companies that are delivered to the control of Venture pursuant to this Agreement (collectively, "Business Records"), remain in existence and available, each of the parties hereto, including Schenkel, (at its expense) shall have the right upon prior notice to inspect and make copies of the same at any time during business hours for any proper purpose. Each party hereto shall undertake reasonable measures
(a) to preserve in good order to the extent required by law the Business Records relating to the DFA Companies and Venture, (b) not destroy or allow the destruction of any such Business Records without first offering in writing to deliver them to the other party, (c) retain to the extent required by law and provide the other parties with any records or other information relating to liability for Taxes, and (d) provide the other parties with any


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


final determination of any such amount required to be shown on any Tax Return of the other parties for any period. Without limiting the generality of the foregoing, each of the parties hereto shall retain until the expiration of the applicable statutory period of limitations (including any extensions), complete copies of all returns, supporting work schedules and other records or information (collectively, "Tax Records"), delivered to such party, or retained by such party, pursuant to this Agreement, which are relevant to such Return for all tax periods or portions thereof ending before or including the Closing Date.

         12.3 SFG SUBORDINATED NOTES. If at any time Venture decides to redeem, acquire or otherwise purchase or defease, or to cause the redemption, acquisition, purchase or defeasance, of the SFG Subordinated Notes, DFA will make a capital contribution to Venture sufficient to pay the premium, if any, and the expenses associated with such redemption, acquisition, purchase or defeasance.

         12.4 PURCHASE ALLOCATION. DFA, Suiza Foods and Schenkel shall agree in good faith on the allocation of the purchase price among the assets to be contributed to Venture.

         12.5 FINAL SFG TAX RETURNS. DFA and Schenkel shall prepare and file, or cause the filing, of the final federal and state income tax returns for SFG applicable to and arising from the termination, for tax purposes, of the existing SFG partnership that will occur upon the Closing; provided, that Suiza Foods shall have the right to review such return(s), and provide reasonable comment thereto, a reasonable amount of time prior to the filing thereof.

                                   SECTION 13

                              INTERIM ACQUISITIONS

         13.1 INTERIM ACQUISITIONS. The parties hereto acknowledge and agree that Suiza Foods will continue to pursue acquisitions of fluid dairy operations prior to the Closing. For purposes of this Agreement and the Contemplated Transactions, any Additional Dairy Operation in the Territory acquired by Suiza Foods prior to the Closing will, except where otherwise specifically set forth herein, for all purposes be deemed to be, and will be included within the definition of, "Suiza Company" and "Suiza Companies", and will be contributed to or merged with and into Venture, or into one or more wholly-owned limited liability company subsidiaries of Venture as may be designated by Suiza Foods, at the Closing in accordance with the terms of this Agreement. In addition to the contribution of such Additional Dairy Operations, the Suiza Parents shall contribute all rights and obligations of the Suiza Parents under the applicable acquisition documents, including any rights and obligations relating to indemnification.

         13.2 DFA VENTURE INTERESTS. At the Closing, it is contemplated that either (i) DFA will make an additional cash contribution to Venture sufficient to avoid the dilution of DFA's common Venture Interest set forth in the recitals to this Agreement, or (ii) Suiza Sub will receive an additional cash distribution from Venture, a loan from Venture or additional preferred Venture Interests, or some combination thereof, as a result of the contribution by the Suiza Parents of any Additional Dairy Operation acquired by Suiza Foods prior to the Closing as contemplated by Section 13.1. The amount of the cash contribution to be made by DFA, or the amount of the additional preferred Venture Interests to be issued to Suiza Sub, as applicable, will be determined using the same methodology set forth in
Section 4.3 of the Partnership Agreement, and will be set forth in a schedule ("SCHEDULE 13.2") to this Agreement to be prepared by DFA and Suiza Foods prior to the Closing based on the mutual agreement of such parties concerning this issue. In the event that DFA does not make any additional cash contribution set forth in Schedule 13.2, the amount of DFA's common Venture Interest received upon consummation of the Contemplated Transactions will be reduced to reflect the dilution of such interest as a result of the failure to make such contribution, such dilution to be determined using the same methodology set forth in Section 4.3 of the Partnership Agreement.

         13.3 SUPPLEMENTS AND AMENDMENTS. The parties hereto agree to supplement and amend this Agreement, including the Disclosure Letter of Suiza Foods, to the extent deemed necessary to reflect the agreement of the parties with respect to any acquisitions of fluid dairy operations contemplated by this
Section 13.

                                   SECTION 14

                               GENERAL PROVISIONS

         14.1 SUIZA GTL AND SUIZA SOCAL. The DFA Parents, Suiza Parents and Venture hereby acknowledge that in addition to the contribution of the DFA Companies and the Suiza Companies to Venture, the DFA Parents and the Suiza Parents will also contribute Suiza GTL and Suiza SoCal to Venture. For purposes of this Agreement, however, the DFA Parents, the Suiza Parents and Venture hereby acknowledge and agree that neither Suiza GTL nor Suiza SoCal is included within the definitions of "DFA Companies" or "Suiza Companies", and that, except for the representations and warranties concerning title to the equity interests therein set forth in Sections 3.3 and 4.3, no representation or warranty whatsoever is made herein with respect to Suiza GTL or Suiza SoCal, or their respective businesses, assets or liabilities.

         14.2 EXPENSES. Promptly after the Closing, Venture will reimburse DFA for all expenses incurred by any DFA Parent in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of their Representatives. Promptly after the Closing, Venture will reimburse Suiza Foods for all expenses incurred by any Suiza Parent in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of their Representatives. A party requesting reimbursement of expenses under this paragraph will provide to Venture any documentation with respect to such expenses reasonably requested by Venture.

         14.3 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, Suiza Foods and DFA agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of the parties to this Agreement will issue any press release or make any public statement prior to such consultation, except as may be required by Legal Requirements.


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


         14.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to any DFA Parent:                           with a copy to:

Dairy Farmers of America, Inc.                  McDermott, Will & Emery
Northpointe Tower, Suite 1000                   227 West Monroe Street
10220 N. Executive Hills B-1                    Chicago, Illinois 60606-5096
Kansas City, MO 64153                           Attention: Michael R. Fayhee
Attention: President and General Counsel        Telecopy: (312) 984-7700
Telecopy: 816-801-6593

If to any Suiza Parent:                         with a copy to:

Suiza Foods Corporation                         Hughes & Luce, L.L.P.
2515 McKinney Ave., LB 30, Suite 1200           1717 Main Street, Suite 2800
Dallas, Texas 75201                             Dallas, Texas 75201
Attention: Chief Executive Officer              Attention: William A. McCormack
 and General Counsel
Telecopy: (214) 303-3851                        Telecopy: (214) 939-5849

If to Schenkel:                                 with a copy to:

Southern Foods Group, L.P.                      Strasburger & Price, L.L.P.
3114 South Haskell                              901 Main Street, Suite 4300
Dallas, Texas 75223                             Dallas, Texas 75202
                                                Attention: Frederick J. Fowler
                                                Telecopy: (214) 659-4040

         14.5 ATTORNEY'S FEES AND COSTS. In the event of a breach by any party to this Agreement and commencement of a subsequent legal action in a court of law or forum of arbitration, or in the event legal counsel is consulted in the event of any such breach or in anticipation of any such prospective legal action, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable attorney's fees and expenses.

         14.6 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         14.7 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         14.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. Notwithstanding the foregoing, the schedules and the Disclosure Letters delivered by DFA and Schenkel and by Suiza Foods in connection with the Prior Agreement shall be deemed for all purposes to have been delivered as part of this Agreement and shall constitute the schedules and the respective Disclosure Letters of DFA and Schenkel and of Suiza Foods for purposes of this Agreement.

         14.9 ASSIGNMENTS, SUCCESSORS AND NO THIRD PARTY RIGHTS. No party may assign any of its rights under this Agreement or its Interests without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         14.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         14.11 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.


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


         14.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         14.13 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE-OF-LAW RULES THAT MAY REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         14.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                          SUIZA FLUID DAIRY GROUP, L.P.

                          By:  SUIZA MANAGEMENT CORPORATION,
                               the sole general partner

                               By:        /s/ Michelle P. Goolsby
                                          -------------------------------------
                               Name:      Michelle P. Goolsby
                                          -------------------------------------
                               Title:     Executive Vice President and
                                          -------------------------------------
                                          Secretary
                                          -------------------------------------

                           SUIZA FLUID DAIRY GROUP HOLDINGS, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           SUIZA FOODS CORPORATION

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Executive Vice President, Chief
                                  ---------------------------------------------
                                  Administrative Officer and Secretary
                                  ---------------------------------------------

                           SUIZA SOCAL HOLDINGS, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                            SUIZA GTL HOLDINGS, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           LOS HOLDINGS, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           SUIZA MANAGEMENT CORPORATION

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Executive Vice President and Secretary
                                  ---------------------------------------------

                           SUIZA FLUID DAIRY GROUP GP, LLC

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           BROUGHTON FOODS COMPANY

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           BURGER DAIRY COMPANY

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           CFI-TMP, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           COUNTRY DELITE FARMS, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           COUNTRY FRESH, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           COUNTRY FRESH WESLEY, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           DAIRY FRESH, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           DAIRY PRODUCTS OF MICHIGAN, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           EAST COAST ICE CREAM, LLC

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           FROSTBITE BRANDS, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           LAND-O-SUN DAIRIES, LLC

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           LFD HOLDING COMPANY

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           LONDON FARMS DAIRY, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           LOUIS TRAUTH DAIRY, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           MODEL DAIRY, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           NORTHERN FALLS WATER COMPANY, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           OBERLIN FARMS DAIRY, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           ROBINSON DAIRY, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           SOUTHEASTERN JUICE PACKERS, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           VELDA FARMS, INC.

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           SUIZA GTL, LLC

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           SUIZA SOCAL, LLC

                           By:    /s/ Michelle P. Goolsby
                                  ---------------------------------------------
                           Name:  Michelle P. Goolsby
                                  ---------------------------------------------
                           Title: Vice President and Secretary
                                  ---------------------------------------------

                           DAIRY FARMERS OF AMERICA, INC.

                           By:    /s/ Gary E. Hanman
                                  ---------------------------------------------
                           Name:  Gary E. Hanman
                                  ---------------------------------------------
                           Title: President and CEO
                                  ---------------------------------------------

                           DFA INVESTMENT COMPANY

                           By:    /s/ Don Jensen
                                  ---------------------------------------------
                           Name:  Don Jensen
                                  ---------------------------------------------
                           Title: President and Secretary
                                  ---------------------------------------------

                           SOUTHERN FOODS GROUP, L.P.

                           By:    SFG MANAGEMENT LIMITED
                                  LIABILITY COMPANY, the sole general partner

                                  By:    /s/ Pete Schenkel
                                         -----------------------------------
                                  Name:  Pete Schenkel
                                         -----------------------------------
                                  Title: President and CEO
                                         -----------------------------------

                            SFG MANAGEMENT LIMITED
                            LIABILITY COMPANY

                            By:     /s/ Pete Schenkel
                                    -------------------------------------------
                            Name:   Pete Schenkel
                                    -------------------------------------------
                            Title:  President and CEO
                                    -------------------------------------------

                            SFG CAPITAL CORPORATION

                            By:     /s/ Pete Schenkel
                                    -------------------------------------------
                            Name:   Pete Schenkel
                                    -------------------------------------------
                            Title:  President and CEO
                                    -------------------------------------------


                                    /s/ Pete Schenkel
                                    --------------------------------------------
                                    PETE SCHENKEL


         Mid-Am is executing this Agreement solely to indicate its agreement to be bound by the provisions of Sections 2.4, 2.8(a), (f) and (g), 5.10, 12.1,
12.2 and (to the extent applicable in interpreting or enforcing the foregoing provisions) Section 14, and has no obligations under this Agreement except under such Sections.

MID-AM CAPITAL, L.L.C.

By:     /s/ David A Geisler
        -------------------------------
Name:   David A. Geisler
        -------------------------------
Title:  Vice President
        -------------------------------